UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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TPG RE FINANCE TRUST, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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TPG RE Finance Trust, Inc.

888 Seventh Avenue, 35th Floor

New York, New York 10106

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

The 2026 Annual Meeting of Stockholders of TPG RE Finance Trust, Inc., a Maryland corporation (the “Company”) will be held on Tuesday, May 19, 2026 at 11:30 a.m., Eastern Time. In accordance with the Company’s recent practice and to maintain ease of access for the Company’s stockholders, this year’s Annual Meeting will be held in a virtual meeting format only. You will be able to attend the Annual Meeting virtually and vote and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/TRTX2026.

At the Annual Meeting, stockholders will be asked to consider and vote on the following matters, each as more fully described in the accompanying proxy statement:

1. the election of eight directors, each to hold office until the Company’s annual meeting of stockholders in 2027 and until his or her successor is duly elected and qualifies;

2. the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2026;

3. a proposal to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers; and

4. such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Holders of record of the Company’s common stock as of the close of business on March 30, 2026, the date fixed by the Company’s board of directors as the record date for the Annual Meeting, are the only stockholders entitled to notice of and to vote at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, you are requested to authorize a proxy to vote your shares electronically via the Internet, by telephone or by completing and returning the proxy card if you requested paper copies of the Company’s proxy materials. Any person giving a proxy has the power to revoke it at any time prior to the Annual Meeting, and stockholders who are present at the Annual Meeting may withdraw their proxies and vote online at the Annual Meeting.

By Order of the Board of Directors,

/s/ Brandon Fox

Brandon Fox

Interim Chief Financial Officer and Chief Accounting Officer

April 8, 2026

i

ii

TPG RE Finance Trust, Inc.

888 Seventh Avenue, 35th Floor

New York, New York 10106

PROXY STATEMENT FOR

2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 19, 2026

This proxy statement is being furnished by and on behalf of the board of directors of TPG RE Finance Trust, Inc., a Maryland corporation (the “Company,” “we,” “us” or “our”), in connection with the solicitation of proxies to be voted at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”). As used in this proxy statement, the following terms have the meanings set forth below:

•	the term “Manager” refers to our external manager, TPG RE Finance Trust Management, L.P., a Delaware limited partnership; and

•	the term “TPG” refers to TPG Inc., a Delaware corporation, and its affiliates.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING TO BE HELD ON MAY 19, 2026

We are furnishing the proxy materials for the Annual Meeting electronically using the Internet through the mailing to our stockholders of a Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”). The Notice and Access Card will be mailed to stockholders of record on or before April 9, 2026. Please visit the website www.proxyvote.com to view electronic versions of our proxy materials and our 2025 annual report to stockholders, and to request electronic delivery of future proxy materials.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

In this section of the proxy statement, we answer some common questions regarding the Annual Meeting and the voting of shares at the Annual Meeting.

Where and when will the Annual Meeting be held?

The Annual Meeting will be held at 11:30 a.m., Eastern Time, on Tuesday, May 19, 2026. The Annual Meeting will be held in a virtual meeting format only. You will be able to attend the Annual Meeting virtually and vote and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/TRTX2026.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

The United States Securities and Exchange Commission (the “SEC”) has approved “Notice and Access” rules relating to the delivery of proxy materials over the Internet. These rules permit us to furnish proxy materials, including this proxy statement and our annual report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice and Access Card, which will be mailed to our stockholders, provides instructions regarding how you may access and review all of the proxy materials on the Internet. The Notice and Access Card also instructs you as to how you may authorize a proxy to vote your shares via the Internet or by telephone. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials printed on the Notice and Access Card.

Can I vote my shares by filling out and returning the Notice and Access Card?

No. The Notice and Access Card identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and Access Card and returning it. The Notice and Access Card provides instructions on how to authorize a proxy to vote your shares via the Internet or by telephone or vote during the Annual Meeting or to request a paper proxy card, which will contain instructions for authorizing a proxy by the Internet, by telephone or by returning a signed paper proxy card.

Why are you holding the Annual Meeting in a virtual format?

In accordance with our recent practice and to maintain ease of access for our stockholders, this year’s Annual Meeting will be held in a virtual meeting format only. We believe that the virtual format better facilitates stockholder participation by enabling stockholders to participate fully, equally and at no cost from any location with internet access. We believe this approach increases our ability to engage with all stockholders, regardless of size, resources or physical location, and also provides cost savings for the Company.

We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our board of directors or management. During the live Q&A session of the Annual Meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the Annual Meeting, as time permits.

How do I vote my shares during the Annual Meeting?

You may vote your shares during the Annual Meeting until such time as the chairman declares the polls closed by visiting www.virtualshareholdermeeting.com/TRTX2026 and following the instructions. You will need the 16-digit control number included in your proxy card, voting instruction form or Notice and Access Card.

Even if you plan to attend the live webcast of the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.

What am I voting on?

There are three proposals scheduled to be considered and voted on at the Annual Meeting. At the Annual Meeting, stockholders are being asked to consider and vote on:

•	Proposal 1: The election of eight directors, each to hold office until the Company’s annual meeting of stockholders in 2027 and until his or her successor is duly elected and qualifies;

•	Proposal 2: The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2026; and

•	Proposal 3: A proposal to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers (the “Say-on-Pay Proposal”).

Who can vote?

Holders of record of our common stock as of the close of business on March 30, 2026, the record date fixed by the board of directors for determining the stockholders who are entitled to vote at the Annual Meeting, are the only stockholders who are entitled to vote at the Annual Meeting. As of March 30, 2026, there were a total of 77,519,744 shares of our common stock outstanding and entitled to vote at the Annual Meeting. You have one vote for each share of common stock that you own.

What constitutes a quorum?

We will convene the Annual Meeting if stockholders representing the required quorum of shares of common stock entitled to vote either sign and return their paper proxy cards, authorize a proxy to vote their shares electronically or telephonically or attend the Annual Meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter will constitute a quorum. If you sign and return your paper proxy card or authorize a proxy to vote your shares electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials. Broker non-votes and abstentions will also be considered present for the purpose of determining whether we have a quorum.

How many votes are needed to approve each of the proposals assuming a quorum is present at the Annual Meeting?

Proposal 1: Election of Directors. The election of a director nominee must be approved by a plurality of the votes cast in the election of directors. Plurality voting simply means that the number of candidates getting the highest number of votes cast “for” their election at the Annual Meeting will be elected. Proxies marked “Withhold Authority” and “broker non-votes” are not considered votes cast for the foregoing purpose and will not affect the outcome of this proposal.

Proposal 2: Ratification of Independent Registered Public Accounting Firm for 2026. A majority of the votes cast is required for the approval of the auditor ratification proposal (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” such proposal). Stockholders may abstain from voting their shares on the auditor ratification proposal. Abstentions are not considered votes cast for the foregoing purpose and will not affect the outcome of this proposal. As described below, brokerage firms can vote your uninstructed shares on this proposal.

Proposal 3: Say-on-Pay Proposal. A majority of the votes cast is required to approve the Say-on-Pay Proposal. Stockholders may abstain from voting their shares on the Say-on-Pay Proposal. Abstentions and “broker non-votes” are not considered votes cast for the foregoing purpose and will not affect the outcome of this proposal.

What is a “broker non-vote”?

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Your shares may be voted on the auditor ratification proposal (Proposal 2) if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the rules of the New York Stock Exchange (the “NYSE”) to cast votes on certain “routine” matters if they do not receive instructions from their customers. The auditor ratification proposal (Proposal 2) is considered a “routine” matter for which brokerage firms may vote shares for which they did not receive instructions from beneficial owners. All other proposals being considered and voted on by stockholders at the Annual Meeting are “non-routine” matters under the NYSE rules for which brokers may not vote absent voting instructions from the beneficial owner.

How do I authorize a proxy to vote my shares?

Follow the instructions on the Notice and Access Card to authorize a proxy to vote your shares electronically via the Internet or by telephone. If you request a paper copy of our proxy materials, follow the instructions printed on the paper proxy card to authorize a proxy to vote via the Internet, by telephone or by completing and returning the paper proxy card by mail. The individuals named and designated as proxies will vote your shares as you instruct.

If you submit a signed proxy without indicating your vote on any matter, the designated proxies will vote to elect all eight nominees as directors, to approve the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026, and to approve, on a non-binding, advisory basis, the compensation of our named executive officers.

How can I authorize a proxy to vote my shares over the Internet or by telephone?

To authorize a proxy to vote your shares electronically via the Internet, go to www.proxyvote.com and follow the instructions. Please have your Notice and Access Card in hand when accessing the website, as it contains a 16-digit control number required to authorize a proxy to vote your shares.

If you have access to a touch-tone telephone, you may authorize a proxy to vote your shares by dialing (800) 690-6903 and following the recorded instructions. You will need the 16-digit control number included on your Notice and Access Card in order to authorize a proxy to vote your shares by telephone.

If you requested a paper copy of our proxy materials, in order to authorize a proxy to vote your shares by telephone or over the Internet, you must either call the toll-free number reflected on the paper proxy card or go to www.proxyvote.com and follow the instructions. Please have your paper proxy card in hand when calling the toll-free number or accessing the website as it contains a 16-digit control number required to authorize a proxy to vote your shares.

You can authorize a proxy to vote your shares via the Internet or by telephone at any time prior to 11:59 p.m., Eastern Time, on May 18, 2026, the day before the Annual Meeting.

What do I do if my shares are held in “street name”?

If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The Notice and Access Card or proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting.

What if other matters come up at the Annual Meeting?

At the date this proxy statement went to press, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this proxy statement. If other matters are properly presented at the Annual Meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have authorized a proxy to vote your shares, the persons named in the proxy card will have the discretion to vote on those matters for you.

Can I revoke my proxy after I authorize a proxy to vote my shares?

Yes. You can revoke your proxy either by:

•	executing or authorizing, dating and delivering to us a new proxy with a later date that is received no later than May 18, 2026;

•	voting again via the Internet or by telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on May 18, 2026;

•	sending a written statement revoking your proxy card to our Secretary or any corporate officer of the Company, provided such statement is received no later than May 18, 2026; or

•	by attending the Annual Meeting, revoking your proxy and voting your shares online during the Annual Meeting.

Your attendance at the Annual Meeting will not, by itself, revoke a proxy previously authorized by you. We will honor the proxy card or authorization with the latest date.

Proxy revocation notices should be sent to TPG RE Finance Trust, Inc., 888 Seventh Avenue, 35th Floor, New York, New York 10106, Attention: Secretary. New paper proxy cards should be sent to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Who will count the votes?

Representatives of The Carideo Group, Inc. will count the votes and will serve as the independent inspector of election.

Who pays for this proxy solicitation?

We do. In addition to sending or making available to you these proxy materials, some of the employees of an affiliate of our Manager may contact you by telephone, by mail or in person. None of these employees will receive any extra compensation for doing this.

PROPOSAL 1 — ELECTION OF DIRECTORS

As of the date of this proxy statement, there are eight members of the board of directors. On April 6, 2026, the board of directors, upon the recommendation of its nominating and corporate governance committee, unanimously nominated the eight incumbent directors listed below for re-election to the board of directors at the Annual Meeting. All of the nominees are willing to serve as directors but, if any of them should decline or be unable to act as a director, the individuals designated in the proxy card as proxies will exercise the discretionary authority provided to vote for the election of such substitute nominee selected by our board of directors, unless the board of directors alternatively acts to reduce the size of the board of directors or maintain a vacancy on the board of directors in accordance with our bylaws. The board of directors has no reason to believe that any such nominees will be unable or unwilling to serve.

Nominees for Election as Directors

The names, ages as of April 1, 2026 and existing positions with us of the nominees are as follows:

Name	Age	Office or Position Held
Avi Banyasz	53	Chairman of the Board of Directors and Director
Doug Bouquard	45	Chief Executive Officer and Director
Julie Hong	45	Director
Michael Gillmore	69	Director
Edward “Ted” Goldthorpe	49	Director
Todd Schuster	65	Director
Wendy Silverstein	65	Director
Bradley Smith	58	Director

The name, principal occupation for the last five years, selected biographical information and the period of service as our director of each of the nominees are set forth below.

Avi Banyasz has served as our chairman of the board and one of our directors since December 2014. Mr. Banyasz is a partner of TPG and the co-head of TPG Real Estate, TPG’s real estate investment platform. In this role, Mr. Banyasz co-manages a team of approximately 70 people. Prior to joining TPG in 2011, Mr. Banyasz served as a managing principal and a member of the investment committee of Westbrook Partners, a real estate private equity firm, where he worked for 13 years. Prior to joining Westbrook Partners, Mr. Banyasz worked at Bear Stearns & Co. Mr. Banyasz received a Bachelor of Commerce, with High Distinction, from the University of Toronto. Mr. Banyasz served on the boards of directors of Enlivant from July 2013 to June 2022, Strategic Office Partners from September 2016 to June 2023 and Cinespace from November 2021 to December 2025. Mr. Banyasz’s extensive experience in real estate investment allows Mr. Banyasz to provide valuable insight to us and our board of directors, including with respect to our investing activities, which leads to our conclusion that Mr. Banyasz should serve on our board of directors.

Doug Bouquard has served as our chief executive officer and one of our directors since April 2022. Mr. Bouquard is a partner of TPG and TPG Real Estate. Prior to joining TPG in 2022, Mr. Bouquard was a Managing Director and responsible for U.S. Commercial Real Estate Debt within the Global Markets Division of Goldman Sachs. His responsibilities included oversight for commercial real estate debt origination and other real estate securities issuances. Prior to this role, Mr. Bouquard was responsible for various mortgage lending and trading businesses at Goldman Sachs, which he joined in 2004. Mr. Bouquard earned a B.A. degree from Colgate University. Mr. Bouquard’s leadership skills, as well as his deep knowledge and experience in commercial real estate debt origination, securities issuance and mortgage lending and trading lead to our conclusion that Mr. Bouquard should serve on our board of directors.

Julie Hong has served as one of our directors since May 2022. Ms. Hong is a partner of TPG, global co-head of the firm’s client and capital formation business, and was previously global head of the firm’s equity capital markets business. Since joining TPG in 2013, Ms. Hong has driven more than 230 equity transactions raising over $80 billion in gross proceeds globally. Prior to joining TPG, Ms. Hong served as a director at Bank of America Merrill Lynch, in the equity capital markets division. Ms. Hong received a B.A. in Economics, cum laude, from Harvard University. Ms. Hong serves on the board of Delinea and has previously served on the boards of Univision Communications, TPG Pace Tech Opportunities Corp, and TPG Pace Solutions Corp. Ms. Hong’s extensive capital formation, capital markets and directorship experience leads to our conclusion that Ms. Hong should serve on our board of directors.

Michael Gillmore has served as one of our directors since July 2017. Mr. Gillmore was an audit partner at Ernst & Young LLP (“EY”) and retired on June 30, 2017 after 39 years at EY. Mr. Gillmore served in various leadership positions in EY’s real estate practice during his career, including from 2004 to 2016 as Sector Leader for Real Estate, Hospitality & Construction for the Pacific Southwest Region and the West Region. Mr. Gillmore has served as the lead partner for numerous public and private companies operating in multiple subsectors of the real estate industry. Mr. Gillmore has extensive experience interacting with boards of directors and audit committees. Mr. Gillmore received a B.S. in Business Administration and Accounting from California State University, Fullerton. Mr. Gillmore is a Certified Public Accountant (inactive) and a Certified Management Accountant. Mr. Gillmore served on the Advisory Board of the Lusk Real Estate Center at the University of Southern California until September 2017 and on the Board of Directors of the California Hospital Medical Center Foundation until September 2018. Mr. Gillmore is a member of the National Association of Real Estate Investment Trusts and the National Association of Corporate Directors (“NACD”) and in July 2019 became a member of the Board of Directors of the NACD Pacific Southwest chapter. In November 2021, Mr. Gillmore became NACD Directorship Certified (NACD.DC). The NACD Directorship Certification® program is designed to equip directors with the foundation of knowledge sought by boards to effectively contribute in the boardroom. NACD Directorship Certified directors pass a foundational exam developed by experienced directors and, via continuing recertification requirements, commit to continuing education on governance and emerging issues impacting the businesses they serve. Mr. Gillmore’s comprehensive knowledge of accounting and financial disclosure, extensive audit experience and interactions with the boards of directors and audit committees of multiple companies in the real estate and other industries lead to our conclusion that Mr. Gillmore should serve on our board of directors.

Edward “Ted” Goldthorpe has served as one of our directors since October 2025. Mr. Goldthorpe has served as the president and chief executive officer of BCP Investment Corporation, a business development company (“BDC”) formerly known as Portman Ridge Finance Corporation, since April 2019. Mr. Goldthorpe also served as the president and chief executive officer of Logan Ridge Finance Corporation, a BDC (“LRFC”), from April 2019 through July 2025, when LRFC was merged into BCP Investment Corporation. Mr. Goldthorpe has also been the president and chief executive officer of BC Partners Lending Corporation (“BCPL”), a BDC, since April 2018, Alternative Credit Income Fund, an interval fund, since October 2020, and Opportunistic Credit Interval Fund, an interval fund, since 2022. Mr. Goldthorpe also currently serves as the chief executive officer and chairman of Mount Logan Capital Inc., an alternative asset management company, executive officer of Sierra Crest Investment Management LLC, an investment adviser registered with the SEC under the Investment Advisers Act of 1940, and managing partner of BC Partners Credit, an integrated credit platform operating within the BC Partners organization. He was previously the president of Apollo Investment Corporation and the chief investment officer of Apollo Investment Management, where he was the head of its U.S. Opportunistic Platform and also oversaw the Private Origination business from 2012 to 2016. He was also a member of Apollo’s firm-wide Senior Management Committee. Prior to Apollo, Mr. Goldthorpe worked at Goldman Sachs for 13 years where he most recently ran the bank loan distressed investing desk. He was previously the head of Principal Capital Investing for the Special Situations Group. Mr. Goldthorpe launched BC Partners’ credit business in 2017 and oversees a team of experienced credit professionals. Mr. Goldthorpe has served as a director of Mount Logan Capital Inc., since 2018, a director of BCPL since 2010, a director of BCP Investment Corporation since 2019, a trustee of Alternative Credit Income Fund since 2020, a trustee of Special Opportunities Fund since 2021, a trustee of Opportunistic Credit Interval Fund since 2022, a director of South Street Securities, LLC, since 2022, a director of Anthem Media since 2019, a director of Riddell since 2024, a director of Runway Growth Finance Corp., a BDC, since 2025, and a director and member of the compensation and nominating and corporate governance committees of ContextLogic Holdings, Inc. since 2025. From 2022 to 2024, Mr. Goldthorpe served as a director and member of the audit committee of Kits Eyecare Ltd. From 2017 to 2024, Mr. Goldthorpe served as a director and member of the audit and nominating and corporate governance committees of Crescent Point Energy Corp. Mr. Goldthorpe earned a B.A. in commerce from Queen’s University. Mr. Goldthorpe’s extensive knowledge of and experience in credit markets, managing finance companies, and credit investing lead to our conclusion that Mr. Goldthorpe should serve on our board of directors.

Todd Schuster has served as one of our directors since July 2020. Mr. Schuster is the founder and head of Rivrock Group, a stakeholder in a company that manages a hedge fund on behalf of a separate account. From May 2012 to September 2015, Mr. Schuster served in various capacities with Ares Management (NYSE: ARES), an alternative asset manager. From May 2012 through May 2013, Mr. Schuster served as an independent board member and audit committee member of Ares Commercial Real Estate (NYSE: ACRE), a publicly held commercial mortgage real estate investment trust (“REIT”) externally managed by ARES. In June 2013, Mr. Schuster joined ARES as a Senior Partner and Global Head of Real Estate Credit and remained until September 2015. Concurrently, while at ARES, Mr. Schuster was named Chief Executive Officer of ACRE and remained on the board of ACRE during that time. Mr. Schuster also served on the ARES twelve-member Management Committee, as well as on the Investment Committee for all ARES sponsored real estate debt and equity vehicles in the US and Europe/UK. Prior to joining ARES, Mr. Schuster was the Founder, Chief Executive Officer and a Principal of CW Financial Services from its inception in 1992 until 2009. During this time, Mr. Schuster built and led CW Financial Services which was comprised of 400 employees throughout three subsidiaries: CWCapital, its Fannie Mae and Freddie Mac licensed mortgage banking company, CWCapital Investments, a registered investment advisor with approximately $10 billion of assets under management, and CWCapital Asset Management, one of the nation’s largest special servicers and named on CMBS pools, CDOs, CLOs and investment funds with more than $175 billion of underlying collateral. Prior to founding CW Financial Services, Mr. Schuster served in a variety of positions within the commercial mortgage finance units of Salomon Brothers and Bankers Trust, both in New York City. Mr. Schuster graduated with a B.A. from Tufts University. Mr. Schuster’s management experience with both public and private real estate investment companies, deep knowledge and relationships in the real estate sector and extensive capital markets experience lead to our conclusion that Mr. Schuster should serve on our board of directors.

Wendy Silverstein has served as one of our directors since July 2017. Ms. Silverstein is the Founder of Gapview Ventures, which focuses on real estate investment and advisory services. Ms. Silverstein co-founded StacomSilverstein, a capital markets real estate advisory firm specializing in asset and corporate level acquisitions, dispositions, debt and equity capital markets, restructuring, and bespoke investing, in February 2025 and serves as co-Chief Executive Officer of StacomSilverstein. She also co-founded Silver Eagle Advisory Group, which specialized in advising clients on real estate debt restructurings. Ms. Silverstein previously served as Chief Investment Officer of WeWork from August 2018 to September 2019. She served as President and Chief Executive Officer of New York REIT, Inc. (NYSE: NYRT) from March 2017 to July 2018. Prior to NYRT, Ms. Silverstein served as Executive Vice President and Co-Head of Acquisitions and Capital Markets for Vornado Realty Trust (NYSE: VNO) (“Vornado”), an owner of commercial real estate in the United States, from 1998 to 2015. During her tenure at Vornado, Ms. Silverstein oversaw Vornado’s debt and equity financings and was responsible for a variety of real estate as well as corporate acquisitions. Ms. Silverstein was a member of the Investment Committee for Vornado’s private equity fund, Vornado Capital Partners, L.P. On behalf of Vornado, she served on the Board of Directors of Toys R Us, Inc. from its leveraged buyout in 2005 until January 2019 and previously served on the Board of LNR Property, LLC, a loan special servicer. Prior to joining Vornado in 1998, Ms. Silverstein spent 12 years at Citicorp. From 1990 to 1998, she was with Citicorp Real Estate in the Corporate Debt Restructuring Group, which she headed from 1994 to 1998. During this time, she led the negotiation and restructuring of debt and equity transactions involving companies in the airline, hospitality, retail, office and residential real estate industries. She served on the Board of Directors of Shuttle, Inc. (d/b/a US Air Shuttle) from 1992 to 1997, Alexander’s, Inc. (NYSE: ALX) from 1992 to 1995 and NYRT from February 2017 to July 2018.

From 1986 to 1990, she was with the Leveraged Capital Group at Citibank, N.A., providing sponsor financing for leveraged buyouts. Ms. Silverstein currently serves on the board of Alexander’s, Inc. Ms. Silverstein has served as an independent advisor to Trinity Church regarding its real estate portfolio and is an active member of the Board of Beit Ruth, an educational and therapeutic village for at risk teenage girls in Israel. Ms. Silverstein earned her B.S. in economics, magna cum laude, from The Wharton School of the University of Pennsylvania and an M.B.A. with distinction from The Wharton Graduate School of Business Administration. She is also a Certified Public Accountant. Ms. Silverstein’s management experience with multiple REITs, deep knowledge and relationships in the real estate sector and extensive capital markets experience lead to our conclusion that Ms. Silverstein should serve on our board of directors.

Bradley Smith has served as one of our directors since July 2017. Mr. Smith has been a private investor since June 2015. Since May 2023, Mr. Smith has been a director of the James Campbell Company LLC, a privately held real estate company based in Hawaii. Mr. Smith serves as the chair of the compensation committee and a member of the audit committee of James Campbell Company LLC. From February 2002 to May 2015, Mr. Smith served as head of Real Estate and Lodging Equity Capital Markets at Bank of America Merrill Lynch. During his tenure at Bank of America Merrill Lynch, Mr. Smith was responsible for the structuring, marketing and pricing of initial public offerings and other public equity offerings for companies in the real estate, lodging, gaming and real estate finance industries. While at Bank of America Merrill Lynch, Mr. Smith was the lead equity advisor on more than three hundred equity offerings, which raised in excess of $100 billion. Mr. Smith began his career at Lehman Brothers in 1989 and worked there prior to joining Bank of America Merrill Lynch in 2000. Mr. Smith served in a variety of investment banking and equity capital markets positions both in New York and in London while at Lehman Brothers, including acting as the co-head of U.S. Equity syndicate. Mr. Smith earned his B.S. in finance, magna cum laude, from The Wharton School of the University of Pennsylvania. Mr. Smith’s deep knowledge and relationships in the real estate sector, including over 15 years of experience working with companies in the real estate finance sector, and extensive capital markets experience lead to our conclusion that Mr. Smith should serve on our board of directors.

Voting Recommendation

Our board of directors unanimously recommends that you vote “for” the election of each of the director nominees named above.

CORPORATE GOVERNANCE
The Board of Directors; Committees
Our business is managed by our Manager, subject to the oversight and direction of our board of directors. As of the date of this proxy statement, our board of directors has eight members, comprised of Mr. Banyasz, Mr. Bouquard, Ms. Hong, Mr. Gillmore, Mr. Goldthorpe, Mr. Schuster, Ms. Silverstein and Mr. Smith.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our officers, directors and employees (if any), and to all of the officers and employees of our Manager and any of its affiliates who provide services to us. Our code of business conduct and ethics is designed to comply with SEC regulations and NYSE listing standards relating to codes of conduct and ethics. Our code of business conduct and ethics is available on our website,
www.tpgrefinance.com
, under the “Investor Relations” tab by selecting “Governance Documents.”
Any waiver of the code of business conduct and ethics may be made only by our nominating and corporate governance committee and will be promptly disclosed as required by law or NYSE rules. Any modifications to the code of business conduct and ethics will be reflected on our website.
Corporate Governance Guidelines
We have adopted corporate governance guidelines to advance the functioning of our board of directors and its committees and to set forth our board of directors’ expectations as to how it and its committees should perform its and their respective functions. Our corporate governance guidelines are available on our website,
www.tpgrefinance.com
, under the “Investor Relations” tab by selecting “Governance Documents.”
Insider Trading Policy
We have adopted an insider trading policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers and employees and by us. We believe that the policies and procedures set forth in our insider trading policy are reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards.
Director Independence
Under our corporate governance guidelines and NYSE rules, the board of directors must be comprised of at least a majority of directors who qualify as “independent” directors. A director is not independent unless the board of directors affirmatively determines that he or she does not have a “material relationship” with us. In addition, the director must meet the bright-line test for independence set forth by the NYSE rules. Our corporate governance guidelines also require all members of the audit committee, the compensation committee and the nominating and corporate governance committee to be “independent” directors. Based upon its review, the board of directors has affirmatively determined that each of Mr. Gillmore, Mr. Goldthorpe, Mr. Schuster, Ms. Silverstein and Mr. Smith is independent under all applicable criteria for independence set forth in the listing standards of the NYSE, including with respect to committee service.
Board of Directors Composition
The board of directors seeks to ensure that it is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow it to satisfy its oversight responsibilities effectively. In that regard, the nominating and corporate governance committee is responsible for recommending candidates for all directorships to be filled by the board of directors or by the stockholders at an annual or special meeting. In identifying candidates, the nominating and corporate governance committee will review each candidate’s experience, integrity, competence, diversity, skills and dedication in the context of the needs of the board of directors, assess whether the candidate’s qualifications meet the minimum criteria contained in the corporate governance guidelines and recommend that the board of directors select those nominees whose attributes the nominating and corporate governance committee believes would be most beneficial to us. In identifying candidates for membership on the board of directors, the nominating and corporate governance committee takes into account (i) minimum individual qualifications, such as personal integrity and moral character, willingness to apply sound business judgment, industry knowledge or experience and an ability to work collegially with the other members of the board of directors and (ii) all other factors it considers appropriate. While our corporate governance guidelines do not contain an express diversity policy, we believe that a board of directors with the right mix of skills and backgrounds provides the most effective oversight over the Company and its strategies. Accordingly, we seek a diversity of thought and perspective in the board room, and we believe this comes from a mix of gender, geographic location, cultural background, skill set, tenure and experience.

Our board of directors currently has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The current written charters for each of the audit committee, compensation committee and nominating and corporate governance committee are available on our website, www.tpgrefinance.com, under the “Investor Relations” tab by selecting “Governance Documents.”

Audit Committee

The audit committee is currently comprised of Mr. Gillmore, Mr. Goldthorpe, Mr. Schuster, Ms. Silverstein and Mr. Smith, with Mr. Gillmore serving as the committee’s chairperson. All audit committee members meet the independence criteria and have the qualifications set forth in the listing standards of the NYSE and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our board of directors has determined that Mr. Gillmore qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K under the Exchange Act, and that Mr. Gillmore has accounting and related financial management expertise within the meaning of the listing standards of the NYSE. Item 407(d)(5) of Regulation S-K under the Exchange Act provides that the designation or identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the audit committee and board of directors in the absence of such designation or identification. Our audit committee, pursuant to its written charter, among other matters, oversees:

•	our financial reporting, auditing and internal control activities, including the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	our independent registered public accounting firm’s qualifications and independence;

•	the performance of our internal audit function and independent registered public accounting firm; and

•	our overall risk exposure and management, including with respect to cybersecurity matters.

Our audit committee is also responsible for engaging our independent registered public accounting firm, reviewing with our independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by our independent registered public accounting firm, reviewing the independence of our independent registered public accounting firm, considering the range of audit and non-audit fees earned by our independent registered public accounting firm and reviewing the adequacy of our internal accounting controls.

Our board of directors has adopted procedures for the submission of complaints or concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters in accordance with Rule 10A-3 under the Exchange Act. The audit committee is responsible for administering the foregoing procedures and for reviewing and addressing any complaints submitted pursuant to its complaint procedures for accounting and other matters, as well as any whistleblower complaints subject to Section 21F of the Exchange Act.

Compensation Committee

The compensation committee is currently comprised of Mr. Gillmore, Mr. Schuster, Ms. Silverstein and Mr. Smith, with Ms. Silverstein serving as the committee’s chairperson. All compensation committee members meet the independence criteria set forth in the listing standards of the NYSE.

We are externally managed by our Manager pursuant to our management agreement with our Manager, or our Management Agreement, and as of the date hereof we have no employees. Our executive officers have not received any cash compensation from us or any of our subsidiaries for serving as executive officers. However, we are required by our Management Agreement to reimburse our Manager for the allocable share of the compensation (including, without limitation, annual base salary, bonus, any related tax withholdings, and employee benefits) paid to personnel of our Manager serving as our chief financial officer based on the percentage of his or her time spent managing our affairs. To the extent that we become responsible for paying the compensation and/or any other employee benefits of our executive officers and senior management, the compensation committee oversees such compensation, including plans and programs relating to incentive compensation, equity-based awards and other benefits and perquisites, and administers any such plans or programs as required by the terms thereof.

Our compensation committee, pursuant to its written charter, among other matters:

•	reviews our Management Agreement on an annual basis;

•	evaluates on an annual basis the performance of our Manager in light of our goals and objectives and the terms of our Management Agreement;

•

reviews and approves on an annual basis the corporate goals and objectives relevant to chief executive officer compensation, if any, evaluates our chief executive officer’s performance in light of such goals and objectives and our financial performance and, either as a committee or together with our independent directors (as directed by our board of directors), determines and approves the compensation, if applicable, of our chief executive officer based on such evaluation;

•	reviews and approves on an annual basis the compensation of our executive officers, if applicable;

•	oversees the annual review of our compensation plans, including our 2025 Equity Incentive Plan (the “2025 Equity Incentive Plan”);

•	reviews and considers whether an accounting restatement, if applicable, requires recoupment of incentive-based compensation paid by us and received by current or former executive officers;

•	assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking;

•

evaluates and reviews our financial performance measures used to link executive compensation actually paid, if any, to our chief executive officer and other executive officers for the last completed fiscal year to our performance;

•	oversees the preparation of the disclosures to be included in response to the “pay versus performance” disclosure requirements as they relate to executive compensation, if applicable;

•	assists our board of directors and the chairman in overseeing the development of executive succession plans; and

•	determines from time to time the compensation for our non-management directors.

The compensation committee has the resources and authority appropriate to discharge its duties and responsibilities, including the sole authority to retain, on terms it deems appropriate, legal counsel and other experts, consultants or advisers as it deems appropriate, without obtaining the approval of our board of directors or management. The compensation committee also has the sole authority to select and retain a compensation consultant to assist in the evaluation of compensation, if any, of our chief executive officer or other executives.

The compensation committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee composed of two or more of its members for any purpose that it deems appropriate. In particular, the committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the compensation committee who are “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act, as in effect from time to time.

Compensation Committee Interlocks and Insider Participation

The compensation committee is currently comprised of Mr. Gillmore, Mr. Schuster, Ms. Silverstein and Mr. Smith, none of whom is, or has ever been, an officer or employee of the Company or any of its affiliates, and none of whom has any relationship requiring disclosure by the Company under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who served as members of our board of directors or our compensation committee during the fiscal year ended December 31, 2025.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is currently comprised of Mr. Gillmore, Mr. Goldthorpe, Mr. Schuster, Ms. Silverstein and Mr. Smith, with Mr. Smith serving as the committee’s chairperson. All nominating and corporate governance committee members meet the independence criteria set forth in the listing standards of the NYSE.

Our nominating and corporate governance committee, pursuant to its written charter, among other matters:

•	provides counsel to our board of directors with respect to the organization, function and composition of our board of directors and its committees;

•	oversees the self-evaluation of our board of directors;

•

periodically reviews and, if appropriate, recommends to our board of directors changes to, our corporate governance policies and procedures, and monitors the effectiveness of such guidelines, including whether such guidelines are successful in preventing illegal or improper liability-creating conduct; and

•	identifies and recommends to our board of directors potential director candidates for nomination.

More specifically, the nominating and corporate governance committee is responsible for reviewing, on an annual basis, the requisite skills and characteristics of individual members of the board of directors, as well as the composition of the board as a whole, in the context of our needs. The nominating and corporate governance committee will recommend prospective candidates to the board of directors for nomination at each annual meeting of stockholders, or any special meeting of the stockholders at which directors are to be elected. The nominating and corporate governance committee will review all nominees for director, including those recommended by stockholders, in accordance with criteria established by the nominating and corporate governance committee and the requirements and qualifications contained in our corporate governance guidelines and will recommend that the board of directors nominate or elect those nominees whose attributes it believes would be most beneficial to us. This review involves an assessment of the personal qualities and characteristics, accomplishments and business reputation of director candidates. The nominating and corporate governance committee will assess candidates’ qualifications based on the following minimum criteria, which may be modified from time to time by the nominating and corporate governance committee:

•	demonstrated personal integrity and moral character;

•	willingness to apply sound and independent business judgment for the long-term interests of stockholders;

•	relevant business or professional experience, technical expertise or specialized skills;

•	personality traits and background that appear to fit with those of the other directors to produce a collegial and cooperative board responsive to the Company’s needs; and

•	ability to commit sufficient time to effectively carry out the substantial duties of a director.

Meetings

Directors are expected to attend board meetings and meetings of the committees on which they serve, to spend the time needed and to meet as frequently as necessary, in order to properly discharge their responsibilities. Our board of directors and committees conduct their business through formal and informal meetings, as well as actions taken by written or electronic consent in lieu of meetings. During the fiscal year ended December 31, 2025, (i) the board of directors held eight formal meetings, (ii) the audit committee held four formal meetings, (iii) the compensation committee held two formal meetings, and (iv) the nominating and corporate governance committee did not meet, as the duties and responsibilities of the nominating and corporate governance committee were carried out by our full board of directors and by written consent. Each director attended at least 75% of the combined number of meetings of the board of directors and meetings of committees on which he or she served during the period in 2025 in which he or she served as a director or member of such committee, as applicable.

We do not have a formal policy regarding attendance by directors at our annual meeting of stockholders but invite and encourage all directors to attend. We make every effort to schedule our annual meeting of stockholders at a time and date to permit attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law. All of our seven directors then in office attended our last annual meeting of stockholders, which was held on May 20, 2025.

Executive Sessions

In accordance with applicable NYSE listing requirements, our non-management independent directors periodically hold executive sessions at which management is not present. Our corporate governance guidelines provide that the chairperson of the nominating and corporate governance committee, or if he or she is not present, any non-management independent director, shall serve as chairperson for any executive session.

Board Leadership Structure

Our board of directors benefits from the service of Mr. Banyasz, who is a partner at TPG and co-heads TPG Real Estate. Our board of directors also benefits from the service of Mr. Bouquard, who is a partner of TPG and TPG Real Estate and brings a wealth of commercial real estate debt investment experience to our board of directors, and Ms. Hong, who is also a partner at TPG and brings deep knowledge and capital markets experience to our board of directors.

We believe separating the chairman of the board of directors and the chief executive officer positions is appropriate as it helps the board of directors meet its responsibilities of overseeing management and setting our strategic direction as well as fostering the long-term value of the Company. Mr. Banyasz does not qualify as an independent director under the applicable criteria for independence set forth in the listing standards of the NYSE. However, the board of directors has designated Mr. Smith, one of our independent directors, to serve as our lead independent director. The lead independent director serves as the liaison between management and the independent directors. The lead independent director’s duties include facilitating communication with the board of directors and presiding over regularly conducted executive sessions of the independent directors. It is the role of the lead independent director to review matters such as board meeting agendas, meeting schedule sufficiency and, where appropriate, other information provided to the directors; however, all directors are encouraged to, and in fact do, consult with management on each of the above topics. The lead independent director and each of the other directors communicate regularly with the chairman of the board of directors and our principal executive officer regarding appropriate agenda topics and other matters related to the board of directors.

Our Board’s Role in Risk Oversight

As with every business, we confront and must manage various risks, including financial and economic risks, related to the performance of our portfolio and how our investments have been financed. Pursuant to our charter and bylaws and the Maryland General Corporation Law, our business and affairs are managed under the direction of our board of directors. Our Manager, subject to the oversight of our board of directors, is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for establishing broad corporate policies for our overall performance and for the direction and oversight of our risk management. Members of our board of directors keep informed of our business by participating in meetings of our board of directors and its committees, by reviewing analyses, reports and other materials provided to them, and by and through discussions with our executive officers and other TPG personnel provided to us through our Manager. In particular, we believe that our board of directors benefits from the valuable insights to developments in our industry provided by Mr. Banyasz, Mr. Bouquard and Ms. Hong as a result of their active involvement at TPG Real Estate and TPG.

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors administers this oversight function directly, with support from our audit committee, our compensation committee and our nominating and corporate governance committee, each of which addresses risks specific to its area of oversight. In particular, our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our Manager takes, or is required to take, to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our nominating and corporate governance committee provides oversight with respect to corporate governance and ethical conduct and monitors the effectiveness of our corporate governance guidelines, including whether such guidelines are successful in preventing reputational harm and illegal or improper liability-creating conduct.

With respect to cybersecurity risk oversight, we have adopted a Cybersecurity Policy to assist our executive officers and directors in managing, controlling and monitoring cybersecurity risks, and complying with the regulations set forth by the SEC. Pursuant to the Cybersecurity Policy, our audit committee has appointed a dedicated member of the board of directors who is primarily responsible for our cybersecurity oversight (the “Board Cyber Lead”). TPG’s chief information security officer briefs our audit committee and/or the Board Cyber Lead on TPG’s information security program and cybersecurity risks at least semi-annually, and will brief the Board Cyber Lead or audit committee as needed in connection with any potentially material cybersecurity incidents affecting the Company. Semi-annual briefings of the Board Cyber Lead and/or audit committee by TPG’s chief information security officer typically include topics such as risk assessment, risk management and control decisions, service provider arrangements, test results, security incidents and responses, and recommendations for changes and updates to policies and procedures.

Our board of directors reviewed with the compensation committee its compensation policies and practices applicable to our Manager that could affect our assessment of risk and risk management. Following such review, our board of directors determined that our compensation policies and practices, pursuant to which we pay no cash compensation to officers and employees of our Manager or affiliates of our Manager since they are compensated by our Manager or its affiliates, do not create risks that are reasonably likely to have a material adverse effect on us.

Our board of directors also considered that while we may grant our officers, our Manager and affiliates of our Manager’s employees equity awards, such grants align their interests with our interests and do not create risks that are reasonably likely to have a material adverse effect on us.

Stockholder Nominations and Communications Policy

Our board of directors has adopted policies with respect to the consideration of candidates recommended by stockholders for election as directors and stockholder and interested party communications with the board of directors.

Stockholders may recommend director nominees for consideration by the nominating and corporate governance committee by submitting the names and the following supporting information to our secretary at: Secretary, Stockholder Nominations, TPG RE Finance Trust, Inc., 888 Seventh Avenue, 35th Floor, New York, New York 10106. The submission should include all information relating to the proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act.

Additionally, the submission must adhere to the content requirements set forth in our bylaws. For example, the submissions should include a current resume and curriculum vitae of the candidate and a statement describing the candidate’s qualifications and contact information for personal and professional references. The submission should also include, among other requirements, the name and address of the stockholder who is submitting the nominee, the number of shares that are owned of record or beneficially by the submitting stockholder and a description of any substantial interest, direct or indirect of such stockholder and the candidate in the Company or any affiliate thereof. Director nominees may be nominated by our stockholders in accordance with our bylaws and in accordance with the advance notice requirements contained in our bylaws. See “Stockholder Proposals For the 2027 Annual Meeting” for more information regarding the advance notice requirements contained in our bylaws.

Stockholders and other interested parties may communicate directly with our board of directors or the non-management directors. Any interested parties, including stockholders of the Company, desiring to communicate with the chairman of our board of directors, the other non-management directors or an individual director regarding the Company may directly contact such directors by delivering such correspondence to the Company at the following: TPG RE Finance Trust, Inc. 888 Seventh Avenue, 35th Floor, New York, New York 10106, Attention: Secretary. The sender should indicate in the address whether it is intended for the entire board of directors, the non-management directors as a group or an individual director. Each communication intended for the board of directors or non-management directors received by the secretary will be forwarded to the intended recipients in accordance with the existing instructions.

Director Stock Ownership Guidelines

Our directors are encouraged to own shares of our common stock in order to better align their personal interests with the interests of our stockholders. In furtherance of this objective, our directors’ stock ownership guidelines require each director to own at least $200,000 in shares of our common stock within five years of the date such director is first elected to our board of directors and thereafter so long as such person continues to serve as a director. Shares of common stock granted in respect of annual director fees are counted toward achieving these stock ownership guidelines.

Anti-Hedging Policy

Our board of directors has adopted a policy prohibiting all of the directors, officers, employees, agents, advisors and consultants, and certain “related persons” (as defined in the policy) of such persons of (i) the Company and its subsidiaries and affiliates, (ii) our Manager, and (iii) any affiliates of our Manager from engaging in hedging or monetization transactions and other speculative transactions involving the Company’s securities.

Under the policy, a covered person may not, directly or indirectly, engage in any kind of hedging or monetization transaction against future declines in the market value of any equity-based securities of the Company that could reduce or limit such person’s economic risk with respect to holdings, ownership or interest in or to the Company’s common stock or other securities of the Company, including without limitation outstanding stock options, restricted stock or other compensation awards the value of which are derived from, referenced to or based on the value or market price of the Company’s common stock or other securities of the Company. Pursuant to the policy, a “short sale,” or sale of securities that the seller does not own at the time of sale or, if owned, that will not be delivered within 20 days of the sale, is an example of a prohibited hedging transaction. Prohibited transactions under the policy also include the purchase by a covered person of financial instruments, including, without limitation, prepaid variable forward contracts, equity swaps, collars, puts, calls, exchange funds, or other derivative securities that are designed to hedge or offset a decrease in market value of equity securities of the Company. The policy does not, however, restrict holding, exercising, or settling awards such as options, restricted stock, restricted stock units, deferred stock units, or other derivative securities granted under the Company’s equity incentive plans.

Persons who violate our anti-hedging policy may be subject to disciplinary action by the Company, our Manager or one of their respective affiliates, as applicable. Such disciplinary action may include, but is not limited to, termination of employment and/or restrictions on future participation in incentive plans.

Stockholder Engagement

We believe that regular, transparent stockholder engagement is essential to our long-term success. In 2025, we continued our practice of engaging with stockholders to understand their perspectives on corporate governance, executive compensation, sustainability and other matters. We made presentations at financial and industry conferences, met with financial analysts and investment firms, held in-person and virtual meetings with institutional stockholders and responded to inquiries from our stockholders.

Since our last annual meeting in May 2025, we have engaged with most of our largest stockholders. We believe that all of these stockholders understood that we are an externally managed company and as such our named executive officers are not employed by us, but instead are employed by TPG. In addition, they understood that, except for discretionary grants under our equity incentive plans, we do not determine the compensation received by any of our named executive officers, we do not pay any of the compensation of our executive officers and we only reimburse our Manager or its affiliates for our allocable share of the compensation (including, without limitation, annual base salary, bonus, any related tax withholdings, and employee benefits) paid to the personnel of our Manager serving as our chief financial officer based on the percentage of his or her time spent managing our affairs. None of the stockholders we contacted expressed any disagreement or objection with our compensation or corporate governance practices.

Responsible Investing

We are a commercial real estate finance company externally managed by our Manager and sponsored by TPG. As an externally managed company, our day-to-day operations are managed by our Manager and our executive officers under the oversight of our board of directors. Our executive officers are TPG Real Estate professionals who are employed by affiliates of our Manager. Accordingly, many of the corporate responsibility initiatives undertaken by TPG impact our business and the commercial decisions made on our behalf by employees of affiliates of our Manager.

TPG seeks to integrate material sustainability factors into its investment decision-making processes and operating philosophy where TPG believes these efforts will contribute to investment return through value creation and risk mitigation, helping to drive long-term value. Y Analytics, a TPG affiliate, supports TPG by providing leadership and support to TPG’s investment professionals on sustainability topics throughout the investment lifecycle. The approach is customized to particular strategies and investment opportunities, as applicable, and as risks and opportunities may differ by strategy or investment. The extent to which material sustainability factors are taken into account varies and in some cases may be limited due to, among other considerations, the nature of the investments and access to information. TPG does not apply categorical industry or other investment restrictions across its strategies, nor does TPG apply universal sustainability targets or mandates across its investments or portfolio companies.

Environmental

With respect to our real estate debt investments, a key part of our Manager’s due diligence process is a review of environmental considerations associated with the underlying collateral. Our Manager obtains a Phase I environmental assessment for each asset, and to the extent any issue is identified, will perform any appropriate follow-up and/or remediation prior to closing a loan investment. In addition, our Manager’s due diligence process may include:

•	A consideration of physical climate risks, such as risk of fire or flood, and the mitigants to such risks;

•	An evaluation of energy or water efficiency measures undertaken by the owner of the real property;

•	A review of the approach undertaken by the owner of the real property to measuring and improving sustainability impacts of tenants at the property; and

•	A consideration of whether a property qualifies as LEED-certified or for any other “green” certifications.

Each underlying property is visited by a senior member of our Manager’s investment team, to the extent reasonably practicable, to physically inspect the asset, conduct an assessment of the foregoing factors and confirm the required scope of work, if any remediation is required.

We may proceed with closing a loan investment even if our Manager’s due diligence reveals environmental considerations with the underlying collateral that require remediation. In such an event, we may adopt and implement a remediation plan and rigorously monitor compliance with the plan throughout the lifecycle of our investment. We believe that these types of investments provide us with the opportunity to provide capital to individual property owners and sponsors that intend to make their buildings and projects more sustainable.

Social

Talent Development and Retention

As of December 31, 2025, TPG, an affiliate of our Manager, employed over 1,900 full-time employees, including approximately 690 investment and operations professionals, over 1,000 non-investment and fundraising professionals, and more than 200 support staff, located in offices across Asia-Pacific, Europe, the Middle East, and North America. TPG aims to foster a welcoming and inclusive work environment with opportunities for growth and development to attract and retain a high-performing team.

TPG believes that the quality of its investments and its ability to build its business depends on the caliber of TPG’s people. TPG strives to ensure that inclusion is embedded in the key pillars of TPG’s talent strategy, including recruiting, employee retention and employee development. From a recruiting perspective, TPG has enhanced its collaborations with key external organizations to diversify its sourcing and networks as it seeks to hire and retain the most qualified and outstanding candidates from a wide variety of backgrounds.

TPG believes that its culture, the breadth of TPG’s platforms and TPG’s track record for strong investment performance helps TPG attract, develop and retain the best talent in TPG’s industry. TPG regularly reviews and evaluates its internal processes for ways to improve employee engagement, productivity and efficiency. Recognizing that feedback is critical to driving career development and growth, as well as overall employee engagement, TPG has developed a robust feedback framework, which includes opportunities for all employees to both provide and receive feedback through TPG’s annual 360 degree review process. In addition, TPG’s employees set goals at the beginning of the year in partnership with their managers and receive feedback throughout the year.

Compensation and Benefits

TPG believes that it provides a competitive compensation, benefits and total rewards framework and that its compensation and incentive programs support TPG’s culture and long-term strategic business objectives while mitigating excessive risk-taking. Compensation generally is comprised of a base salary (or hourly rate) and a discretionary annual incentive that is determined based on a number of performance considerations, including firm, platform, product, department and individual performance. To further align the interests of TPG employees with stakeholders and to cultivate a strong sense of ownership and commitment, certain TPG employees also are eligible to receive equity awards and/or participate in other long-term incentive programs. Additionally, certain TPG employees are eligible to make co-investments in or alongside TPG funds and other vehicles TPG manages. TPG is committed to the health, safety and wellness of its employees and offers comprehensive health and welfare benefit plans and retirement offerings as well as a variety of wellness benefits. These include healthcare and life and disability insurance benefits, paid time-off, family leave and family planning resources. TPG also offers employee well-being programs designed to meet the diverse needs of its employee population, including access to an online mental wellness platform and learning resources that teach methods to mitigate burn out, focus on self-care and increase productivity.

Education and Engagement

In furtherance of TPG’s goal of developing an inclusive workforce, over the past few years TPG has held firmwide training on various topics that support TPG’s culture of integrity and collaboration. All of TPG’s employees have access to online trainings throughout the year. Additionally, TPG believes that external learning opportunities also benefit its employees and foster TPG’s culture of continuous learning. TPG offers its employees a learning reimbursement stipend to encourage them to apply for certifications and attend classes or conferences related to their role to further their professional growth. Additionally, TPG has six employee affinity groups that help TPG cultivate and retain an inclusive community and workforce. These affinity groups are volunteer-led by TPG employees and open to everyone at TPG. Additionally, TPG has two interest forums focused on parents and disabilities. Initiatives sponsored by TPG partners, such as TPG’s associate mentoring program, employee affinity group programming and TPG’s Impact through Inclusion content, are critical ways for TPG to create an inclusive employee experience.

Community

TPG strives to invest in local communities and engage TPG employees and other stakeholders in making a meaningful impact, whether through charitable donations or volunteer time. TPG hosts a wide range of volunteering opportunities, including serving meals at local shelters, mentoring local students, and building and coordinating delivery of care packages to U.S. troops. Additionally, TPG participates in corporate sponsorships and partnerships and offers a donation matching program.

Governance

For a detailed description of our corporate governance policies, please see the description elsewhere in this “Corporate Governance” section.

EXECUTIVE OFFICERS

The following sets forth the positions, ages and selected biographical information for our executive officers as of April 1, 2026. Mr. Bouquard’s biographical information is provided in the section of this Proxy Statement entitled “Proposal 1—Election of Directors.”

Name	Age	Office or Position Held
Doug Bouquard	45	Chief Executive Officer and Director
Matthew Coleman	49	President
Brandon Fox	46	Interim Chief Financial Officer and Chief Accounting Officer

Matthew Coleman has served as our president since July 2020 and served as our vice president from February 2016 until July 2020. In addition, Mr. Coleman serves on the management committee and is a partner of TPG and is a co-managing partner and the chief operating officer of TPG Real Estate. Mr. Coleman also currently serves on the Boards of Directors of Témpore Properties SOCIMI, Campus Living, Cinespace Studios, Quarterra and SecuRE. Before joining TPG in 2012, Mr. Coleman was a senior vice president in the real estate private equity group at D. E. Shaw & Co., L.P. From 2000 through 2005, Mr. Coleman was an attorney in the New York office of Cravath, Swaine & Moore LLP, where he practiced in the areas of mergers and acquisitions, leveraged finance, and securities. Mr. Coleman graduated summa cum laude from Wake Forest University with a B.A. degree in Economics and was elected to Phi Beta Kappa. He earned a J.D. degree from Yale Law School, where he served as an editor of the Yale Law Journal and as the editor-in-chief of the Yale Journal on Regulation.

Brandon Fox has served as our interim chief financial officer since October 2025, our chief accounting officer since January 2022, as chief financial officer of TPG Real Estate Partners since July 2022, and as a managing director of TPG since January 2023. Mr. Fox served as a principal of TPG from June 2021 to January 2023. From December 2019 to June 2021, Mr. Fox was the head of corporate accounting for Oaktree Capital Management, L.P. (NYSE: OAK-PA; OAK-PB), where he was responsible for management company accounting, assets under management, accounting policy and financial reporting requirements of the firm. From May 2017 to December 2019, Mr. Fox held roles in TPG’s business unit finance and financial reporting and accounting policy departments. From December 2007 to May 2017, Mr. Fox served in various accounting, financial planning and analysis, and capital markets related roles at Healthpeak Properties, Inc. (NYSE: DOC) (formerly HCP, Inc.). Mr. Fox received an MBA with concentrations in corporate finance and strategy from the University of Chicago Booth School of Business and BS degrees in accountancy and information systems from California State University Long Beach. He is a Certified Public Accountant (inactive) licensed in California.

COMPENSATION COMMITTEE REPORT

Our compensation committee has furnished the following report. The information contained in this “Compensation Committee Report” is not to be deemed “soliciting material” or “filed” with the SEC, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that we specifically incorporate it by reference into such filings.

Our compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K under the Exchange Act with management.

Based on such review and discussions, our compensation committee recommended to our board of directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

Submitted by the Compensation Committee of the Company’s Board of Directors:

Wendy Silverstein (Chair)

Michael Gillmore

Todd Schuster

Bradley Smith

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The following individuals were our named executive officers for the year ended December 31, 2025:

•	Doug Bouquard, our chief executive officer and director;

•	Matthew Coleman, our president;

•	Brandon Fox, our interim chief financial officer, beginning October 1, 2025, and chief accounting officer; and

•	Robert Foley, our former chief financial officer, who retired from his position as chief financial officer on October 1, 2025.

None of our named executive officers are employees of the Company. We do not have any employees, and we are managed by our Manager, TPG RE Finance Trust Management, L.P., pursuant to our Management Agreement. Our Manager is an affiliate of TPG Real Estate. Our named executive officers are TPG Real Estate professionals who are employed by affiliates of our Manager. TPG makes our named executive officers available to our Manager, and our Manager provides them to us pursuant to our Management Agreement. Because our Management Agreement provides that our Manager is responsible for managing our affairs, our executive officers do not receive cash compensation from us or any of our subsidiaries for serving as our executive officers. Instead, we pay our Manager a base management fee equal to the greater of $250,000 per annum and 1.50% per annum of our “equity,” as such term is defined in our Management Agreement. Our Manager may also be entitled to certain incentive compensation, in an amount determined pursuant to our Management Agreement and based on our “core earnings” and “equity,” as such terms are defined in our Management Agreement. No portion of the base management fee or any incentive compensation paid to our Manager is specifically allocated to compensation paid by our Manager or its affiliates to our named executive officers. For further details regarding the payments to our Manager, see “Certain Relationships and Related Person Transactions.”

We do not have agreements with any of our executive officers regarding their cash compensation, nor do we make any decisions regarding their cash compensation, employee benefits, or other types of compensation paid to the executives by our Manager and its affiliates. Additionally, our Management Agreement does not require that our named executive officers devote a specific percentage of their time to our business. Notwithstanding the foregoing, we are required by our Management Agreement to reimburse our Manager for the allocable share of the compensation (including, without limitation, annual base salary, bonus, any related tax withholdings, and employee benefits) paid to personnel of the Manager serving as our chief financial officer based on the percentage of his or her time spent managing our affairs.

TPG’s compensation program for our named executive officers is principally comprised of the following elements of compensation, which compensate the named executive officers not only for their service to our business, but also to other interests of our Manager and its affiliates: (a) a fixed annual base salary, (b) an annual cash bonus payment tied to the performance of the named executive officer and the applicable business functions for which the named executive officer is primarily responsible and (c) participation in various employee benefit plans and programs, including equity grants of TPG. For context of our named executive officers’ compensation, we estimate that the aggregate cash compensation paid by TPG to our named executive officers that may reasonably be associated with their management of us for the year ended December 31, 2025 totaled approximately $3.7 million. This aggregate amount represents approximately 18% of the $20.9 million of base management fees incurred by us to our Manager for the year ended December 31, 2025. During the year ended December 31, 2025, our Manager did not earn an incentive management fee. Of the aggregate cash compensation paid by TPG to our named executive officers in 2025 that was reasonably associated with their management of our company, approximately 48% represents fixed pay (e.g., base salary) and approximately 52% represents variable or incentive pay (e.g., annual cash bonus). Our Manager did not utilize any fixed performance metrics to determine the amount of variable compensation payable to our named executive officers in 2025, but rather considered in a subjective assessment a range of various factors, including but not limited to, the performance of the named executive officers, the performance of the applicable business functions for which the named executive officers are primarily responsible, the overall performance of our common stock, market conditions, growth in our business and the credit quality of our loan investment portfolio.

Mr. Foley served as our chief financial officer from August 2015 to October 2025. Since January 2026, Mr. Foley has served as a senior advisor to TPG’s real estate credit business.

Equity-Based Compensation

In the discretion of our compensation committee, we may also grant equity-based awards pursuant to our 2025 Equity Incentive Plan to our and our affiliates’ directors, officers, employees (if any) and consultants, and the members, officers, directors, employees and consultants of our Manager or its affiliates, as well as to our Manager and other entities that provide services to us and our affiliates and the employees of such entities.

Our stockholders approved the 2025 Equity Incentive Plan at our 2025 annual meeting of stockholders (the “2025 Annual Meeting”), which had previously been approved by our board of directors. The 2025 Equity Incentive Plan became effective as of April 7, 2025, and since April 1, 2025, no further awards have been or will be granted under our Amended and Restated 2017 Equity Incentive Plan (as amended, the “2017 Equity Incentive Plan” and, together with the 2025 Incentive Plan, the “Incentive Plans”). Each award granted under the 2017 Equity Incentive Plan will continue to be subject to the terms and provisions applicable to such award under the applicable award agreement and the 2017 Equity Incentive Plan.

Our 2025 Equity Incentive Plan provides for the grant of equity-based awards relating to our common stock, including options to purchase shares of common stock, stock appreciation rights, common stock, restricted stock, restricted stock units, performance awards, substitute awards and other equity-based awards (including LTIP Units (as defined in the 2025 Equity Incentive Plan)) to our and our affiliates’ directors, officers, employees (if any) and consultants, and the members, officers, directors, employees and consultants of our Manager or its affiliates, as well as to our Manager and other entities that provide services to us and our affiliates and the employees of such entities. These awards are intended (i) to align the interests of the Company’s stockholders and the recipients of awards under the 2025 Equity Incentive Plan by allowing such recipients to acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured with reference to the value of our common stock, thereby strengthening their interest in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining (a) the directors, officers, employees (if any) and consultants of the Company and its affiliates and (b) the members, officers, directors, employees and consultants of the Manager or its affiliates, as well as the Manager and other entities that provide services to the Company and the employees of such entities and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

Our compensation committee determines the types and amounts of any equity-based compensation awards to be granted to our named executive officers under our 2025 Equity Incentive Plan. This determination is not based on any fixed performance metrics, but rather is a subjective determination based on a number of factors, such as the overall financial health of the Company in the previous fiscal year, risk management policies of the Company, progress towards achieving the Company’s strategic goals, state of assets, the performance of our common stock, the performance of each named executive officer, and market conditions. In December 2025, our compensation committee made grants of restricted stock units to our named executive officers pursuant to our 2025 Equity Incentive Plan, which generally vest ratably in four annual installments beginning on June 30, 2026 and include tandem rights to dividend equivalent amounts. The compensation committee’s decision to make these grants was based on the process and factors described above but was also informed by discussions with human capital experts from TPG. These grants are described in more detail below under “Executive Compensation – Grants of Plan-Based Awards for 2025.”

We do not currently grant stock options or stock appreciation rights (“SARs”) as part of our equity compensation programs. During 2025, (a) the compensation committee and the board did not award any options or SARs to a named executive officer, and (b) the Company did not time the disclosure of material nonpublic information to affect the value of executive compensation. If stock options or SARs were to be granted in the future, the Company would not grant such awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock.
Say-on-Pay
Vote and
Say-on-Frequency
At the 2025 Annual Meeting, we provided our stockholders with the opportunity to approve, on a non-binding,
advisory basis, the compensation of our named executive officers, as disclosed in our proxy statement for the 2025 Annual Meeting. More than 96.2% of the votes cast at the 2025 Annual Meeting voted to approve our executive compensation. Our compensation committee reviewed the results of this advisory say-on-pay
vote and considered it in making grants of equity-based compensation awards to our named executive officers in 2025.
In addition, at the 2024 annual meeting of stockholders (the “2024 Annual Meeting”), we provided our stockholders with the opportunity to indicate whether we should hold an advisory vote on our named executive officers’ compensation every one, two, or three years. Based on the preference expressed by our stockholders, as well as other factors, our board of directors decided to conduct an advisory vote on executive compensation annually.
Summary Compensation Table
The following table sets forth the compensation paid to or accrued by those named executive officers for whom we are able to quantify such compensation for services the named executive officer rendered to us during the fiscal years presented.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Doug Bouquard Chief Executive Officer	2025	—	—	$3,915,423	—	—	—	$3,915,423
	2024	—	—	$3,515,543	—	—	—	$3,515,543
	2023	—	—	$2,574,570	—	—	—	$2,574,570
Matthew Coleman President	2025	—	—	$515,599	—	—	—	$515,599
	2024	—	—	$376,345	—	—	—	$376,345
	2023	—	—	$274,299	—	—	—	$274,299
Brandon Fox (2) Interim Chief Financial Officer and Chief Accounting Officer	2025	$21,875	$31,797	$236,860	—	—	$2,798	$293,330
	2024	—	—	$200,718	—	—	—	$200,718
	2023	—	—	$137,149	—	—	—	$137,149
Robert Foley (2) Former Chief Financial Officer	2025	$84,375	$231,188	$1,026,014	—	—	$5,766	$1,347,343
	2024	$112,500	$303,750	$1,003,582	—	—	$7,722	$1,427,554
	2023	$101,715	$289,845	$960,052	—	—	$7,554	$1,359,166

(1)	Amounts reported in this column represent the aggregate grant date fair value, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC

Topic 718”), of restricted stock units awarded in 2023, 2024, and 2025 under the Incentive Plans to our named executive officers. The amounts in this column do not correspond to the actual value that will be recognized by the named executive officers. See “Note 2 — Summary of Significant Accounting Policies” and “Note 13 — Stock-based Compensation” to the consolidated financial statements in our 2025 Annual Report on Form
10-K
filed with the SEC on February 17, 2026 for additional details regarding assumptions underlying the value of these awards. Pursuant to SEC rules, the amounts shown in the table above exclude the effect of estimated forfeitures.
(2)
Each of Mr. Fox and Mr. Foley is or was an employee of an affiliate of our Manager and is or was not paid compensation by us. Amounts in the columns entitled “Salary,” “Bonus,” and “All Other Compensation” are based on a ratio of such individual’s compensation for his service as our interim chief financial officer or chief financial officer, as applicable (in the case of Mr. Fox, from October 1, 2025 through December 31, 2025, and in the case of Mr. Foley, for 2023 and 2024 and from January 1, 2025 to October 1, 2025), paid by an affiliate of our Manager to the total compensation expenses incurred by an affiliate of our Manager for services rendered to us. The amount in the column entitled “All Other Compensation” includes our allocable share of the expenses associated with employer-paid insurance premiums and healthcare benefits.

Grants of Plan-Based Awards for 2025

Name	Committee Approval Date	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	Grant Date Fair Value of Stock Awards ($) (2)
Doug Bouquard	12/22/2025	12/24/2025	429,794	$3,915,423
Matthew Coleman	12/22/2025	12/24/2025	56,597	$515,599
Brandon Fox	12/22/2025	12/24/2025	26,000	$236,860
Robert Foley	12/22/2025	12/24/2025	112,625	$1,026,014

(1)
Represents restricted stock units subject to time-based vesting conditions granted by us under our 2025 Equity Incentive Plan. The terms of these grants are described under “Compensation Discussion and Analysis — Equity-Based Compensation” and under “Potential Payments Upon Termination or Change in Control.”

(2)	See Note 1 to the Summary Compensation Table above for information on the value of the restricted stock unit awards granted to our named executive officers by us in 2025.
Outstanding Equity Awards at 2025 Fiscal Year End

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Doug Bouquard	1,032,461	$8,889,489
Matthew Coleman	143,518	$1,235,690
Brandon Fox	61,583	$530,230
Robert Foley (3)	307,031	$2,643,537

(1)
This column reflects the number of unvested restricted stock units granted by us pursuant to the Incentive Plans and held by each named executive officer on December 31, 2025. These restricted stock units are generally scheduled to vest ratably in four annual installments beginning on the June 30 following the grant date and include the following unvested restricted stock units:

•
Mr. Bouquard — 30,048 restricted stock units (granted May 2022), 65,445 restricted stock units (granted December 2022), 193,286 restricted stock units (granted December 2023), 313,888 restricted stock units (granted December 2024), and 429,794 restricted stock units (granted December 2025);

•

Mr. Coleman — 32,724 restricted stock units (granted December 2022), 20,594 restricted stock units (granted December 2023), 33,603 restricted stock units (granted December 2024), and 56,597 restricted stock units (granted December 2025);

•

Mr. Fox — 7,364 restricted stock units (granted December 2022), 10,297 restricted stock units (granted December 2023), 17,922 restricted stock units (granted December 2024), and 26,000 restricted stock units (granted December 2025); and

•

Mr. Foley — 32,724 restricted stock units (granted December 2022), 72,076 restricted stock units (granted December 2023). 89,606 restricted stock units (granted December 2024), and 112,625 restricted stock units (granted December 2025).

(2)

This column reflects the aggregate market value of all unvested restricted stock units granted by us pursuant to the Incentive Plans and held by each named executive officer on December 31, 2025, which value is calculated by multiplying the number of restricted stock units outstanding on December 31, 2025 by the closing price of our common stock on December 31, 2025, which was $8.61 per share.

(3)

Mr. Foley retired from his position as chief financial officer on October 1, 2025 and retired from TPG on December 31, 2025. In accordance with the Incentive Plans, the restricted stock units granted to Mr. Foley will continue to vest in accordance with and subject to the retirement terms of the applicable restricted stock unit award agreement. See Potential Payments Upon Termination or Change in Control below for more information.

Option Exercises and Stock Vested in Fiscal Year 2025

The following table provides information concerning equity awards granted by us pursuant to our 2017 Equity Incentive Plan that vested or were exercised in 2025. No equity awards granted by us pursuant to our 2025 Equity Incentive Plan vested or were exercised in 2025. None of the named executive officers hold any stock option awards.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Doug Bouquard	296,765	$2,291,026
Matthew Coleman	79,321	$612,358
Brandon Fox	22,086	$170,504
Robert Foley	114,060	$880,543

(1)	The equity awards that vested during the 2025 fiscal year consist of restricted stock units previously granted by us pursuant to our 2017 Equity Incentive Plan and outstanding on January 1, 2025.
(2)

The amounts reflected in this column represent the aggregate market value realized by each named executive officer upon vesting of the restricted stock units granted by us pursuant to our 2017 Equity Incentive Plan and held by such named executive officer, computed based on the closing price of our common stock on the vesting date of June 30, 2025, which was $7.72 per share.

Pension Benefits

Our named executive officers received no benefits in the 2025 fiscal year from us under any defined benefit or defined contribution plans.

Nonqualified Deferred Compensation

The Company does not have a nonqualified deferred compensation plan that provides for deferral of compensation on a basis that is not tax-qualified for our named executive officers.

Potential Payments Upon Termination or Change in Control

Since our named executive officers are employees of our Manager or its affiliates, we generally do not have any obligation to make any payments to any of our named executive officers upon a termination of employment or upon a change of control. However, pursuant to the restricted stock unit award agreements entered into between the Company and our named executive officers, upon a qualifying termination of employment, a named executive officer’s restricted stock unit award will, depending on the nature of the termination, (i) vest in full or (ii) continue to vest through the remainder of the original vesting schedule, subject to the named executive officer’s compliance with certain restrictive covenants. More specifically, if the executive’s termination is under circumstances characterizing him or her as a “Type I Leaver” (which includes, for purposes of the outstanding restricted stock unit awards, a termination (A) due to the executive’s qualifying retirement or (B) by the Company or our Manager or any of their respective subsidiaries or affiliates for any reason other than for “cause,” a breach of restrictive covenants, or as a result of a “constructive departure”), the executive’s restricted stock unit awards will continue to vest pursuant to their terms, subject to the executive’s compliance with certain confidentiality, non-solicitation, non-competition, and other restrictive covenants. In addition, if an executive incurs a disability or upon the cessation of the executive’s services as a result of executive’s death, the restricted stock unit award will become 100% vested immediately. As of December 31, 2025, the number of restricted stock units granted by us pursuant to the Incentive Plans that are subject to these provisions are as follows: 1,032,461 for Mr. Bouquard, 143,518 for Mr. Coleman, 61,583 for Mr. Fox, and 307,031 for Mr. Foley. Had a qualifying termination occurred on December 31, 2025, the value for each of our named executive officers of the number of the restricted stock units granted by us pursuant to the Incentive Plans that would be eligible for the accelerated or continued vesting described in this paragraph is the value reported above in the “Outstanding Equity Awards at 2025 Fiscal Year End” table.

For purposes of the foregoing, “cause” means (i) an indictment of a felony or other crime involving moral turpitude, (ii) a material breach of any employment agreement, offer letter, or similar agreement governing the executive’s services with our Manager or its affiliates, (iii) a material failure to perform the duties reasonably assigned to the executive (other than as a result of death or disability), (iv) any misconduct, fraud, embezzlement, theft or misappropriation, or (v) gross negligence in connection with the executive’s services. A “constructive departure” occurs when there is a material and sustained dereliction of duties or other egregious conduct that would customarily result in a termination of services. “Disability” means an executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or be expected to last for a continuous period of not less than 12 months. An executive will be eligible for “retirement” after reaching age 65 with at least five years of service.

We are not obligated to make any payments or accelerate vesting of any outstanding equity-based compensation awards upon a change in control, nor upon a named executive officer’s cessation of employment for any reason other than a termination that (a) qualifies the named executive officer as a Type I Leaver, (b) is due to the named executive officer’s disability, or (c) is due to the named executive officer’s death.
Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation
S-K,
we are providing the following information about the relationship of the annual total compensation of Doug Bouquard, our chief executive officer, to the median annual total compensation of other employees providing services to us. As disclosed in the “Compensation Discussion and Analysis” section above, Mr. Bouquard did not receive any direct cash compensation from us or our Manager allocated solely for services as our chief executive officer, and we did not reimburse our Manager or any of its affiliates for the compensation paid to Mr. Bouquard. Because we did not pay or provide reimbursement of any direct compensation provided to Mr. Bouquard, nor to all other employees providing services to us, we are unable to calculate and provide a ratio of the median employee’s annual total compensation to the total annual compensation of Mr. Bouquard.
Pay Versus Performance Disclosure
As required by Item 402(v) of Regulation
S-K,
we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last five completed calendar years. The following disclosure does not include a “Company-Selected Measure,” as outlined by Item 402(v)(2)(vi), or a discussion of any other financial measures that are used to link executive compensation actually paid, as outlined by Item 402(v)(6), as executive compensation decisions are made based on a holistic look of the overall health of the Company and are not based on any fixed performance metrics.
Pay Versus Performance Table*

Year	Summary compensation table total for PEO**		Summary compensation table total for PEO***		Compensation actually paid to PEO** (11)		Compensation actually paid to PEO*** (11)		Average summary compensation table total for non-PEO named executive officers		Average compensation actually paid to non-PEO named executive officers (11)		Value of initial fixed $100 investment based on:		Net income
													Total shareholder return (9)	Peer group total shareholder return (10)
2025	—		$3,915,423	(2)	—		$4,359,501	(2)	$718,757	(4)	$793,323	(4)	$81.07	$64.72	$60,319,000
2024	—		$3,515,543	(2)	—		$5,584,743	(2)	$668,206	(5)	$1,198,939	(5)	$80.04	$62.94	$74,335,000
2023	—		$2,574,570	(2)	—		$2,902,479	(2)	$590,205	(6)	$724,842	(6)	$61.20	$70.81	$(116,630,000)
2022	$1,000,000	(1)	$3,250,000	(2)	$363,660	(1)	$2,891,924	(2)	$1,055,446	(7)	$665,110	(7)	$63.94	$69.54	$(60,066,000)
2021	—	(3)	$1,220,000	(1)	$666,471	(3)	$1,508,762	(1)	$900,483	(8)	$1,092,387	(8)	$116.01	$106.35	$138,550,000

*
As previously noted, the Summary Compensation Table totals include only the amounts of compensation that we are able to quantify for services rendered to us during the fiscal year. As such, for all PEOs and non-PEOs,
it includes only the grant date fair value of the equity compensation awards granted by us, while for the non-PEOs,
it also includes amounts (including base salary and bonus) based on a ratio of the compensation paid to the personnel of our Manager serving as our chief financial officer by an affiliate of our Manager to the total compensation expenses incurred by an affiliate of our Manager for services rendered to us. Due to the personnel of our Manager serving as our chief financial officer being the only persons whose compensation numbers include cash compensation, the non-PEO
compensation amounts appear higher in certain years than the PEO compensation amounts. Throughout this table, parentheses denote negative numbers.

**	For years in which more than one individual served as PEO for different portions of the year, this column represents disclosure for the individual who served as PEO as of January 1 of such year.

***	This column represents disclosure for the individual who served as PEO as of December 31 of each respective year.
(1)
Represents disclosure for Matt Coleman, who served as our principal executive officer, as defined in Item 402(a)(3) of Regulation
S-K
under the Exchange Act (“PEO”), from April 1, 2021 to April 24, 2022.

(2)
Represents disclosure for Doug Bouquard, our PEO since April 25, 2022, and includes, for 2022, the value of his one-time
sign-on
equity compensation grant in addition to his annual equity compensation grant.

(3)	Represents disclosure for Greta Guggenheim, our PEO from January 2016 to March 31, 2021.
(4)	Non-PEO named executive officers for 2025 are Matthew Coleman, Robert Foley, and Brandon Fox.
(5)	Non-PEO named executive officers for 2024 are Matthew Coleman, Robert Foley, and Brandon Fox.
(6)	Non-PEO named executive officers for 2023 are Matthew Coleman, Robert Foley, and Brandon Fox.
(7)	Non-PEO named executive officers for 2022 are Robert Foley, Peter Smith, and Deborah Ginsberg.
(8)	Non-PEO named executive officers for 2021 are Robert Foley, Peter Smith, and Deborah Ginsberg.
(9)	Represents the cumulative total shareholder return over a five-year period (or, if less, the period beginning January 1, 2021 and ending on December 31st of the relevant compensation year).
(10)
Represents the cumulative total shareholder return over a five-year period (or, if less, the period beginning January 1, 2021 and ending on December 31st of the relevant compensation year) for the FTSE NAREIT Mortgage REITs Index.

(11)
The amounts reported represent the amounts of “compensation actually paid” to our PEO and “average compensation actually paid” to our other NEOs, as calculated in accordance with Item 402(v) of
Regulation S-K.
In accordance with the requirements of Item 402(v) of Regulation
S-K
the following adjustments were made to our PEO’s compensation and the average of our other NEO’s compensation as reported in the Summary Compensation Table for each year:

	2025
Adjustments	PEO (Bouquard)	Average of Other NEOs
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table for 2025	$(3,915,423.34)	$(592,824.14)
Increase/deduction based on ASC 718 Fair Value of awards granted during 2025 that remain unvested as of year-end 2025, determined as of 12/31/2025	$3,700,526.34	$560,287.14
Increase/deduction for awards granted during prior fiscal years that were outstanding and unvested as of 12/31/2025, determined based on change in ASC 718 Fair Value from 12/31/2024 to 12/31/2025	$66,293.37	$11,620.03
Increase/deduction for awards granted during prior fiscal years that vested during 2025, determined based on change in ASC 718 Fair Value from 12/31/2024 to the vesting date	$(231,476.70)	$(56,021.42)
Increase based on dividends or other earnings paid during the year prior to the vesting date of an award	$824,158.08	$151,503.68
Total Adjustments	$444,077.75	$74,565.29
Summary Compensation Table Total	$3,915,423.34	$718,757.33
Compensation Actually Paid	$4,359,501.09	$793,322.63
Narrative Disclosure to Pay Versus Performance Table
The following charts illustrate the relationship between “Compensation Actually Paid” and performance on the measures identified in the Pay Versus Performance Table above. As previously noted, Mr. Bouquard’s 2022 compensation also includes the value of a one-time
sign-on
equity compensation grant and does not represent normal cycle annual compensation amounts.

Total Shareholder Return and “Compensation Actually Paid”

Total Shareholder Return and "Compensation Actually Paid"
Compensation Actually Paid
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
Total Shareholder Return
$140
$120
$100
$80
$60
$40
$20
$0
2021
2022
2023
2024
2025
PEO-Guggenheim
PEO-Coleman
PEO-Bouquard
Other NEO Average
TRTX Cumulative TSR
Peer Cumulative TSR - FTSE NAREIT Mortgage REITs Index

Net Income and “Compensation Actually Paid”

DIRECTOR COMPENSATION

2025 Director Compensation

Our director compensation program during the fiscal year ended December 31, 2025 consisted of an annual base director’s fee of $217,500 for each of our non-management directors. These annual base director’s fees were paid partly in cash and partly in equity-based awards under our 2025 Equity Incentive Plan. In addition, each non-management director who chaired the audit, compensation, and nominating and corporate governance committees received an additional annual cash payment of $20,000, $15,000 and $10,000, respectively. Members of the audit, compensation, and nominating and corporate governance committees also received an additional annual cash payment of $10,000, $7,500 and $5,000, respectively. We also reimbursed all members of our board of directors for their travel expenses incurred in connection with their attendance at full board and committee meetings. Further, our lead independent director also received an additional annual cash payment of $20,000.

The following table reflects information concerning the compensation of our directors earned during the last completed fiscal year ended December 31, 2025. Directors who are also officers of the Company do not receive any additional compensation for their services on our board of directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards(2)	Total ($)
Avi Banyasz	—	$515,599	$515,599
Doug Bouquard(3)	—	—	—
Julie Hong	—	$118,539	$118,539
Michael Gillmore	$132,500	$118,539	$251,039
Edward “Ted” Goldthorpe	$22,187	$19,760	$41,947
Todd Schuster	$114,429	$118,539	$232,968
Wendy Silverstein	$130,000	$118,539	$248,539
Bradley Smith	$147,500	$118,539	$266,039

(1)	For additional information regarding the amounts reflected in this column, see “—Fees Earned or Paid in Cash” below.
(2)

Amounts reflected in this column represent the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. In December 2025, each non-management director was granted 13,012 deferred stock units, other than Mr. Goldthorpe who joined our board of directors on October 22, 2025 and was granted 2,169 deferred stock units in December 2025, in satisfaction of the portion of the base director’s fee for non-management directors paid in equity-based awards under our 2025 Equity Incentive Plan. For additional information regarding the amounts reflected in this column, including a description of the amounts granted to Mr. Banyasz and Ms. Hong and for disclosure of the total number of deferred stock units and restricted stock units outstanding as of December 31, 2025, see “—Stock Awards” below.

(3)

Mr. Bouquard did not receive any additional compensation for service on our board of directors. For a description of Mr. Bouquard’s compensation with respect to his services rendered to us as our chief executive officer during 2025, see the Summary Compensation Table above.

Fees Earned or Paid in Cash

The amounts reflected in the “Fees Earned or Paid in Cash” column of the 2025 Director Compensation Table include annual cash retainer fees, and if applicable, committee fees, all as described above. Dollar amounts are comprised as follows:

Name	Annual Cash Retainer Fee ($)	Committee Membership Fee ($)	Committee Chair Fees ($)
Avi Banyasz(1)	—	—	—
Doug Bouquard(1)	—	—	—
Julie Hong(1)	—	—	—
Michael Gillmore	$100,000	$12,500	$20,000
Edward “Ted” Goldthorpe	$19,293	$2,894	—
Todd Schuster	$100,000	$14,429	—
Wendy Silverstein	$100,000	$15,000	$15,000
Bradley Smith(2)	$100,000	$17,500	$30,000

(1)

Mr. Banyasz, Mr. Bouquard, and Ms. Hong did not receive any additional cash compensation for service on our board of directors. For a description of Mr. Bouquard’s compensation with respect to his services rendered to us as our chief executive officer during 2025, see the Summary Compensation Table above.

(2)	Committee chair fees paid to Mr. Smith include $20,000 as compensation for his service as lead independent director.

Stock Awards

With respect to Mr. Gillmore, Mr. Goldthorpe, Mr. Schuster, Ms. Silverstein, and Mr. Smith, the amounts reflected in the “Stock Awards” column of the 2025 Director Compensation Table are the aggregate grant date fair value of deferred stock units granted to such directors during 2025 and calculated pursuant to FASB ASC Topic 718, disregarding any potential forfeitures. See “Note 2—Summary of Significant Accounting Policies” and “Note 13—Stock-based Compensation” to the consolidated financial statements in our 2025 Annual Report on Form 10-K filed with the SEC on February 17, 2026 for additional details regarding assumptions underlying the value of these awards.

These grants were 100% vested on the grant date, but are subject to the restrictions set forth in the award agreements for the deferred stock units. Subject to the terms of the award agreements, the shares of common stock underlying the deferred stock units will be delivered to each of these directors on the date of such director’s “Separation from Service” (as defined in the award agreements). As of December 31, 2025, each of Mr. Gillmore, Ms. Silverstein, and Mr. Smith held 95,388 outstanding deferred stock units, which includes dividends paid in the form of 16,671 additional deferred stock units, Mr. Schuster held 63,524 outstanding deferred stock units, which includes dividends paid in the form of 2,178 additional deferred stock units, and Mr. Goldthorpe held 2,169 outstanding deferred stock units. The dividends paid in the form of additional deferred stock units are not included in the deferred stock unit award values reflected in the “Stock Awards” column of the 2025 Director Compensation Table.

The 2025 deferred stock unit grants were as follows:

Name	Grant Date	Number of Deferred Stock Units	Grant Date Fair Value
Michael Gillmore	12/24/2025	13,012	$118,539
Edward “Ted” Goldthorpe	12/24/2025	2,169	$19,760
Todd Schuster	12/24/2025	13,012	$118,539
Wendy Silverstein	12/24/2025	13,012	$118,539
Bradley Smith	12/24/2025	13,012	$118,539

Mr. Banyasz and Ms. Hong did not receive any equity-based compensation for their service on our Board. However, during 2025, Mr. Banyasz and Ms. Hong were granted 56,597 and 13,012 restricted stock units, respectively, to compensate Mr. Banyasz and Ms. Hong for services benefitting the Company. In addition to fulfilling the duties of chairman of our board, Mr. Banyasz provides our board and management with differentiated insights on commercial real estate markets, capital markets, market participants and investment climate gained from his role as co-head of TPG Real Estate, TPG’s global real estate investment platform. In addition to fulfilling the duties of a director, Ms. Hong provides our board and management with unique strategic and tactical advice regarding equity and debt capital markets execution based on her role as co-head of TPG’s Client Capital Formation group. As of December 31, 2025, Mr. Banyasz and Ms. Hong held 105,592 and 32,704 outstanding restricted stock units, respectively. Mr. Banyasz’s outstanding restricted stock units include grants made to him during 2022, 2023, 2024, and 2025. Ms. Hong’s outstanding restricted stock units include grants made to her during 2022, 2023, 2024, and 2025. The restricted stock units granted to Mr. Banyasz and Ms. Hong are subject to vesting ratably in four annual installments on each June 30 following the date of grant.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information, as of December 31, 2025, relating to our equity compensation plans pursuant to which shares of our common stock or other equity-based awards may be granted from time to time:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights(1)	(b) Weighted average exercise price of outstanding options, warrants, and rights(2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(3)	2,777,093	—	6,188,105
Equity compensation plans not approved by security holders(4)	—	—	—
Total	2,777,093	—	6,188,105

(1)

This column reflects the maximum number of shares of common stock subject to restricted stock units and deferred stock units granted under the 2017 Equity Incentive Plan and the 2025 Equity Incentive Plan outstanding and unvested (or with respect to deferred stock units, vested but not yet settled) as of December 31, 2025.

(2)	No options have been granted under the 2017 Equity Incentive Plan or the 2025 Equity Incentive Plan.
(3)

The number of securities remaining available for future issuance consists of an aggregate of 6,188,105 shares issuable under our 2025 Equity Incentive Plan. No shares remain available for future issuance under our 2017 Equity Incentive Plan. Awards under the 2025 Equity Incentive Plan may include options to purchase shares of common stock, stock appreciation rights, common stock, restricted stock, restricted stock units, performance awards, substitute awards and other equity-based awards.

(4)	All of our equity compensation plans have been approved by security holders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 30, 2026, there were a total of 77,519,744 shares of our common stock issued and outstanding. The following table sets forth, as of March 30, 2026, certain information with respect to the beneficial ownership of our stock, by:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding stock;

•	each director, director nominee and named executive officer; and

•	all of our directors and executive officers as a group.

Such information (other than with respect to our directors and executive officers) is based on a review of statements filed with the SEC pursuant to Sections 13(d), 13(f), 13(g) and 16 of the Exchange Act with respect to our stock. Except as noted below, the shares beneficially owned are shares of our common stock and the address for all beneficial owners in the table below is 888 Seventh Avenue, 35th Floor, New York, NY 10106.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned(1)
Greater than 5% Owner
Long Pond Capital, LP(2)	7,303,626	9.4%
BlackRock, Inc.(3)	5,302,449	6.8%
Gratia Capital, LLC(4)	4,351,196	5.6%
Named Executive Officers, Directors and Director Nominees
Avi Banyasz	196,976	*
Doug Bouquard	1,293,679	1.7%
Matthew Coleman(5)	370,146	*
Robert Foley	544,166	*
Brandon Fox	96,588	*
Michael Gillmore(6)	96,895	*
Edward “Ted” Goldthorpe(7)	2,169	*
Julie Hong	41,525	*
Todd Schuster(7)	63,662	*
Wendy Silverstein(7)	96,395	*
Bradley Smith(7)	96,395	*
All executive officers, directors and director nominees as a group (10 persons)	2,354,430	3.0%

*	Represents less than 1%.
(1)

The number of shares are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Percentages are calculated in accordance with applicable SEC rules and are based on the number of shares issued and outstanding on March 30, 2026.

(2)

Based solely on information contained in a Schedule 13G filed with the SEC on February 13, 2025 by Long Pond Capital, LP, Long Pond Capital GP, LLC, and John Khoury (collectively, the “Long Pond Parties”). The Long Pond Parties share voting and investment power with respect to the 7,303,626 shares of the Company’s common stock beneficially owned by the Long Pond Parties. The address of the Long Pond Parties is 527 Madison Avenue, 15th Floor, New York, NY 10022.

(3)

Based solely on information contained in a Schedule 13G/A filed with the SEC on April 17, 2025 by BlackRock, Inc. in which BlackRock, Inc. reported that it has sole dispositive power over 5,302,449 shares of the Company’s common stock and sole voting power over 5,192,045 shares of the Company’s common stock held by BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Fund Managers Ltd, BlackRock Asset Management Schweiz AG, and BlackRock Investment Management, LLC. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(4)

Based solely on information contained in a Schedule 13D filed with the SEC on January 8, 2026 by Gratia Capital, LLC and Steve Pei (together, the “Gratia Parties”). The Gratia Parties share voting and investment power with respect to 4,234,768 shares of the Company’s common stock beneficially owned by the Gratia Parties and Mr. Pei has sole voting and investment power with respect to 116,428 shares of the Company’s common stock beneficially owned by the Gratia Parties. The address of the Gratia Parties is 11835 West Olympic Blvd., Suite 385, Los Angeles, California 90064.

(5)

Includes shares of common stock held by The Matthew and Monica Coleman Family Trust. Mr. Coleman shares voting and investment power over the shares held by the trust with his spouse. Includes 94 shares of common stock held for minor children of Mr. Coleman through custodial accounts under the Uniform Transfers to Minors Act and of which Mr. Coleman disclaims beneficial ownership.

(6)	Includes 96,395 shares of common stock underlying deferred stock units and 500 shares of common stock held through a personal trust.
(7)	Represents shares of common stock underlying deferred stock units.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Registration Rights Agreement

In December 2014, we entered into a registration rights agreement with registration rights agreement with TPG Operating Group III, L.P. (formerly known as TPG Holdings III, L.P.) and certain of our pre-IPO stockholders. Our Manager is not a party to the registration rights agreement. The registration rights agreement provides these stockholders, to the extent they hold registrable securities, with certain demand, shelf and piggyback registration rights.

Pursuant to the registration rights agreement, each of the holders may make up to three requests that we register the resale of all or any part of such holder’s registrable securities under the Securities Act of 1933, as amended, or the Securities Act, at any time. The registration rights agreement also provides the holders with certain shelf registration rights. Accordingly, at any time, a holder may request that we file a shelf registration statement pursuant to Rule 415 under the Securities Act relating to the resale of the registrable securities held by such holder from time to time in accordance with the methods of distribution elected by such holder. In any demand or shelf registration, subject to certain exceptions, the other holders will have the right to participate in the registration on a pro rata basis, subject to certain conditions. By exercising these rights and selling a significant number of shares of our common stock, the market price of our common stock could decline significantly.

The registration rights agreement provides the holders with piggyback registration rights that require us to register the resale of shares of our common stock held by the holders in the event we register for sale, either for our own account or for the account of others, shares of our common stock in future offerings. The holders will be able to participate in such registration on a pro rata basis, subject to certain terms and conditions.

We are required to bear the registration expenses, other than underwriting discounts and commissions and transfer taxes, associated with any registration of shares by the holders. We are required to indemnify each holder who includes registrable securities in any registration and any person who is or might be deemed a controlling person of such holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against certain liabilities incurred in connection with the registration of such holder’s registrable securities.

Management Agreement

On July 25, 2017, we entered into our current management agreement with our Manager. Pursuant to our Management Agreement, our Manager manages our investments and our day-to-day business and affairs in conformity with our investment guidelines and other policies that are approved and monitored by our board of directors. Our Manager’s role as investment manager is under the supervision and direction of our board of directors. Our Management Agreement has an initial three-year term and will be automatically renewed for a one-year term each anniversary thereafter unless earlier terminated. Under our Management Agreement, our Manager is entitled to receive from us a base management fee and incentive compensation, as well as the reimbursement of certain expenses incurred by our Manager.

Pursuant to the terms of our Management Agreement, we pay our Manager a base management fee in an amount equal to the greater of $250,000 per annum ($62,500 per quarter) and 1.50% per annum (0.375% per quarter) of our “Equity” (as defined in our Management Agreement), and, if earned, certain quarterly incentive compensation. On May 2, 2018, we entered into Amendment No. 1 to our Management Agreement between us and our Manager solely for the purpose of amending the definitions of “Equity,” “Core Earnings” and “Incentive Compensation” in our Management Agreement. We are also required to reimburse our Manager or its affiliates for certain documented costs and expenses incurred by it and its affiliates on our behalf during any given year.

So long as our Management Agreement remains in effect, we are required to continue to make quarterly payments of the base management fee and, if applicable, incentive compensation to the Manager and to reimburse the Manager for certain expenses. See Note 10 to our consolidated financial statements in our 2025 Annual Report on Form 10-K filed with the SEC on February 17, 2026 for additional details.

As of December 31, 2025, our consolidated balance sheet included approximately $5.3 million of accrued management fees payable to our Manager. The Manager did not earn an incentive management fee during the year ended December 31, 2025. In addition, during the year ended December 31, 2025, we reimbursed our Manager for an aggregate of approximately $1.5 million of expenses incurred on our behalf pursuant to our Management Agreement, and our Manager elected not to seek reimbursement for reimbursable amounts in excess thereof. There can be no assurance that our Manager will not seek reimbursement of such expenses in future quarters.

Trademark License Agreement

On July 19, 2017, we entered into a trademark license agreement with an affiliate of TPG pursuant to which it has granted us a fully paid-up, royalty-free, non-exclusive, non-transferable, non-sublicensable license to use the name “TPG RE Finance Trust, Inc.” and the ticker symbol “TRTX.” Under this agreement, we have a right to use this name for so long as our Manager (or another TPG affiliate that serves as our manager) remains an affiliate of the licensor under the trademark license agreement. The trademark license agreement may be terminated by either party as a result of certain breaches or upon 90 days’ prior written notice; provided that upon notification of such termination by us, the licensor may elect to effect termination of the trademark license agreement immediately at any time after 30 days from the date of such notification. The licensor will retain the right to continue using the “TPG” name. The trademark license agreement does not permit us to preclude the licensor from licensing or transferring the ownership of the “TPG” name to third parties, some of whom may compete with us.

Indemnification Agreements with Directors and Officers

We have entered into customary indemnification agreements with each of our directors and officers that obligate us to indemnify them to the maximum extent permitted under Maryland law. The agreements require us to indemnify the director or officer, or the indemnitee, against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee or on his or her behalf in connection with a proceeding other than one initiated by or on our behalf and in which the indemnitee is determined in a final adjudication to be liable to us. The indemnitee will not be entitled to indemnification if it is established that one of certain prohibitions on indemnification under Maryland law exists.

In addition, each indemnification agreement requires us to advance reasonable expenses incurred by the indemnitee within ten days of the receipt by us of a statement from the indemnitee requesting the advance, provided that the statement evidences the expenses and is accompanied by:

•	a written affirmation of the indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking by or on behalf of the indemnitee to repay the amount if it is ultimately determined that the standard of conduct necessary for indemnification was not met.

Each indemnification agreement also provides for procedures for the determination of entitlement to indemnification, including requiring that such determination be made by independent counsel after a change in control of us.

SOP Asset Management Services

In the second quarter of 2024, we engaged SOP 2 Management, LLC (“SOP”), a portfolio company owned by an affiliate of TPG, an affiliate of our Manager, to provide a specified scope of asset management services related to our real estate owned. During the year ended December 31, 2025, we incurred approximately $2.1 million of expenses for these services.

TPG Capital BD Services

In 2025, we engaged TPG Capital BD, an affiliate of TPG, to provide capital markets services in connection with the issuance of two commercial real estate collateralized loan obligations, TRTX 2025-FL6 and TRTX 2025-FL7. During the year ended December 31, 2025, we incurred an aggregate of approximately $0.4 million of expenses for these services.

Related Party Transaction Policies

Our board of directors recognizes the fact that transactions with related persons may present risks of conflicts or the appearance of conflicts of interest. Our board of directors has adopted a written policy on transactions with related persons that is in conformity with the requirements upon issuers having publicly-held common stock that is listed on the NYSE. Under the policy, a committee of our board of directors composed solely of independent directors who are disinterested or the disinterested members of our board of directors must review and approve or ratify (i) any “interested transaction” (defined as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (a) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year; (b) we or any of our subsidiaries is a participant; and (c) any “related person” (which includes our directors, director nominees, certain officers, stockholders owning more than 5% of our company or our controlled affiliates and certain affiliates of the foregoing) has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity)) and (ii) all material facts with respect thereto. Other than certain pre-approved transactions (including transactions related to director compensation, certain transactions with other companies, certain charitable contributions, transactions where all holders of our common stock receive proportional benefits, transactions involving competitive bids, certain regulated transactions, certain banking-related services and indemnification), no interested transaction will be executed without the approval or ratification of a committee of our board of directors composed solely of independent directors who are disinterested or by the disinterested members of our board of directors.

In addition, the related person transaction policy provides that the committee or disinterested directors, as applicable, in connection with any approval or ratification of an interested transaction involving a non-management director or director nominee should consider whether such transaction would compromise the director or director nominee’s status as an “independent” or “non-employee” director, as applicable, under the rules and regulations of the SEC and the NYSE.

Pursuant to our code of business conduct and ethics, our audit committee is required to review on a quarterly basis all material related party transactions involving our Manager and/or its affiliates.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has appointed Deloitte & Touche LLP, or Deloitte, to be our independent registered public accounting firm for the fiscal year ending December 31, 2026, and our board of directors has ratified the appointment of such independent registered public accounting firm and directed that such appointment be submitted for ratification by our stockholders at the Annual Meeting.

We have been advised by Deloitte that neither Deloitte nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between an independent registered public accounting firm and its clients.

We expect that representatives of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If the appointment of Deloitte is not ratified, our board of directors will reconsider the appointment.

Stockholder ratification of the appointment of Deloitte as our independent registered public accounting firm is not required by our charter or otherwise. However, our board of directors is submitting the appointment of Deloitte to the stockholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, our audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests.

Audit and Non-Audit Fees

Aggregate fees that we were billed for the fiscal years ended December 31, 2025 and 2024 by our independent registered public accounting firm, Deloitte, were as follows:

	Fiscal Year ended December 31,
	2025	2024
Audit fees(1)	$820,486	$827,300
Audit-related fees	—	—
Total audit and audit-related fees	820,486	827,300
Tax fees(2)	814,591	861,754
All other fees(3)	227,300	—
Total	$1,862,377	$1,689,054

(1)

Audit fees include amounts related to annual financial statement audit work, quarterly financial statement reviews, review of our registration statement on Form S-8 and regulatory filings. Excludes $36,072 related to annual financial statement audit work for TPG RE Finance Trust Holdco, LLC, the Company’s operating entity.

(2)	Tax fees include tax return preparation and REIT compliance work.
(3)	All other fees includes fees related to the TRTX 2025-FL6 collateralized loan obligation.

The audit committee of our board of directors was advised that there were no services provided by Deloitte that could impair Deloitte from maintaining its independence as our independent registered public accounting firm, and the audit committee concluded that Deloitte was independent.

Audit Committee Pre-Approval Policy

In accordance with our audit committee pre-approval policy, all audit and non-audit services performed for us by our independent registered public accounting firm were pre-approved by the audit committee of our board of directors, which concluded that the provision of such services by Deloitte was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The pre-approval policy provides for general pre-approval of specified audit and permissible non-audit services. Services to be provided by the independent registered public accounting firm that are not within the category of pre-approved services must be approved by the audit committee prior to engagement.

With respect to each proposed pre-approved service, the independent registered public accounting firm will provide an engagement letter, which will be provided to the audit committee, regarding the specific services to be provided. Requests or applications for services that require separate approval by the audit committee will be submitted to the audit committee by our chief financial officer, and must include a statement as to whether, in his view, the request or application is consistent with the SEC’s rules on auditor independence.

Voting Recommendation

Our board of directors unanimously recommends that you vote “for” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026.

AUDIT COMMITTEE REPORT

Our board of directors’ audit committee carries out oversight functions with respect to the preparation, review and audit of our financial statements and the qualifications, independence and performance of our internal auditors and independent registered public accounting firm, and operates under a written charter adopted by the board of directors. The charter can be viewed, together with any future changes that may occur, on our website at www.tpgrefinance.com. The audit committee has the sole authority and responsibility to select, evaluate and, as appropriate, replace our independent registered public accounting firm. The audit committee members are independent within the meaning of the applicable New York Stock Exchange listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Our management is responsible for our financial reporting system, the maintenance of appropriate accounting and financial reporting principles or policies and the preparation, presentation and integrity of our financial statements. Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with U.S. generally accepted auditing standards and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. The audit committee’s responsibility is to monitor and oversee the foregoing functions.

The audit committee reviews our financial reporting process on behalf of the board of directors. In performance of its oversight function, the audit committee has met and held discussions with management and our independent registered public accounting firm with respect to our audited consolidated financial statements for fiscal year 2025 and related matters. Management advised the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and our independent registered public accounting firm, Deloitte & Touche LLP. Our independent registered public accounting firm presented to and reviewed with the audit committee the matters required to be discussed by the applicable standards adopted by the Public Company Accounting Oversight Board. Our independent registered public accounting firm also provided to the audit committee the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and, in connection therewith, the audit committee discussed with the independent registered public accounting firm their views as to their independence. The audit committee also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, Deloitte & Touche LLP. The audit committee meetings regularly include executive sessions with our independent registered public accounting firm without the presence of our management.

In undertaking its oversight function, the audit committee relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accounting firm included in their report on our financial statements. The audit committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance or professional opinion as to the sufficiency of the external or internal audits or whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

Based on the audit committee’s considerations, discussions with management and discussion with the independent registered public accounting firm as described above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Michael Gillmore (Chair)

Edward “Ted” Goldthorpe

Todd Schuster

Wendy Silverstein

Bradley Smith

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are providing stockholders with an opportunity to vote, on a non-binding advisory basis, on the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. The advisory vote on executive compensation described in this proposal is commonly referred to as a “say-on-pay vote.” More than 96.2% of the votes cast at the 2025 Annual Meeting voted to approve our executive compensation. At the 2024 Annual Meeting, we asked our stockholders to indicate if we should hold an advisory vote on the compensation of our named executive officers every one, two or three years. Because at the 2024 Annual Meeting our stockholders voted in favor of an annual advisory vote, we again are asking our stockholders to approve the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described under “Executive Compensation — Compensation Discussion and Analysis” elsewhere in this proxy statement, we are externally managed and advised by our Manager pursuant to our Management Agreement. Our named executive officers for fiscal year 2025 are employees of affiliates of our Manager, and we have no employees. Because our Management Agreement provides that our Manager is responsible for managing our affairs, our named executive officers for fiscal year 2025 do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers. Additionally, we do not have any agreements with any of our named executive officers with respect to their cash compensation and do not intend to directly pay any cash compensation to them. Notwithstanding the foregoing, we are required by our Management Agreement to reimburse our Manager or an affiliate of our Manager for the allocable share of the salary and other compensation paid by our Manager or an affiliate of our Manager to the personnel of our Manager serving as our chief financial officer based on the percentage of his or her time spent on our affairs. However, we did not and do not determine the compensation payable to such persons serving as our chief financial officer by our Manager or any of its affiliates.

We may, from time to time, grant our named executive officers and our Manager equity-based awards pursuant to our equity incentive plans, which we believe serve to align the interests of our named executive officers and our Manager with the interests of our stockholders in receiving attractive risk-adjusted dividends and growth.

We do not determine the cash compensation payable by our Manager or any of its affiliates to our named executive officers. Our Manager and its affiliates determine the salaries, bonuses and other wages earned by our named executive officers from our Manager and its affiliates. Our Manager and its affiliates also determine whether and to what extent our named executive officers will be provided with employee benefit plans.

This proposal gives our stockholders the opportunity to express their views on the overall compensation of our named executive officers provided by us and the philosophy, policies and practices described in this proxy statement. For the reasons discussed above, we are asking our stockholders to indicate their support for the compensation of our named executive officers by voting “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, compensation tables and any related material disclosed in this proxy statement).”

The say-on-pay vote is advisory only, and therefore it will not bind the Company or our board of directors. However, our board of directors and the compensation committee of our board of directors will consider the voting results as appropriate when making future decisions regarding executive compensation.

Voting Recommendation

Our board of directors unanimously recommends that you vote “for” the approval of the advisory resolution relating to the compensation of our named executive officers as disclosed in this proxy statement.

ANNUAL REPORT

Our annual report to stockholders for the year ended December 31, 2025 is being concurrently made available for distribution to our stockholders.

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.tpgrefinance.com) and click “SEC Filings” under the “Investor Relations” tab. Copies of our annual report to stockholders for the year ended December 31, 2025, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to TPG RE Finance Trust, Inc., 888 Seventh Avenue, 35th Floor, New York, New York 10106, Attention: Secretary.

OTHER MATTERS

Our management does not know of any other matters to come before the Annual Meeting. If, however, any other matters do come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING

If you wish to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and proxy card for our 2027 annual meeting of stockholders (the “2027 Annual Meeting”), your proposal must be received by our Secretary on or before December 9, 2026. Your proposal should be mailed by certified mail return receipt requested to our Secretary at TPG RE Finance Trust, Inc., 888 Seventh Avenue, 35th Floor, New York, New York 10106, Attention: Secretary. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. In addition, if you desire to bring business (including director nominations) before the 2027 Annual Meeting, you must comply with our bylaws, which currently require that you provide written notice of such business to our Secretary no earlier than November 9, 2026 and no later than 5:00 p.m. (Eastern Time) on December 9, 2026. For additional requirements, stockholders should refer to our bylaws, Article II, Section 11, “Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals,” a current copy of which may be obtained from our Secretary. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Company nominees must provide notice that sets forth the additional information required by Rule 14a-19(b) under the Exchange Act no later than March 20, 2027.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will generally continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker. You may also call (800) 579-1639 or write to: Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee and your account number(s). You can also request prompt delivery of a copy of the proxy statement and annual report by contacting TPG RE Finance Trust, Inc., 888 Seventh Avenue, 35th Floor, New York, New York 10106, Attention: Secretary, (212) 601-7400.

SCAN TO VIEW MATERIALS & VOTE TPG RE FINANCE TRUST, INC. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 18, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TRTX2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 18, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V93376-P47661 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY TPG RE FINANCE TRUST, INC. The Board of Directors recommends you vote FOR the following: For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees: 01) Avi Banyasz 02) Doug Bouquard 03) Julie Hong 04) Michael Gillmore 05) Edward “Ted” Goldthorpe 06) Todd Schuster 07) Wendy Silverstein 08) Bradley Smith The Board of Directors recommends you vote FOR proposals 2 and 3: For Against Abstain 2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. 3. Advisory Vote on Executive Compensation: To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers. NOTE: In their discretion, the proxies are authorized to vote upon such other matters that may properly come before the meeting and any adjournments or postponements thereof. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the election of the director nominees named herein and FOR proposals 2 and 3. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. V93377-P47661 TPG RE FINANCE TRUST, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS MAY 19, 2026 The stockholder(s) hereby appoint(s) Brandon Fox and Matthew Coleman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TPG RE Finance Trust, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 11:30 a.m., Eastern Time, on Tuesday, May 19, 2026, and any adjournments or postponements thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side